     CONNECTICUT GENERAL LIFE INSURANCE COMPANY
     A Stock Company          Home Office Location:  900 Cottage Grove Road
                                                    Bloomfield, Connecticut
     MAILING ADDRESS:  CIGNA INDIVIDUAL INSURANCE
                       VARIABLE PRODUCTS SERVICE CENTER - ROUTING S249 HARTFORD, CT 06152-2249




The Company agrees with the Policyowner to provide the benefits in this policy.

RIGHT TO EXAMINE THIS GROUP POLICY. The policy may be returned to the insurance agent through whom it was purchased or to the Company within 45 days of the date the application is signed by the Policyowner or within 10 days after receipt of the policy, (20 days after its receipt where required by law for group policies issued in replacement of other insurance), whichever is later. During this period, the premium paid will be placed in the Fixed Account, and if the policy is so returned, it will be deemed void from the Policy Date of Issue and the Company will refund all premium paid.

ALL BENEFITS AND VALUES PROVIDED BY THIS GROUP POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

The policy is governed by the laws of the jurisdiction of issue and is issued and accepted subject to the terms set forth on this page and on the following pages, which are made a part of the policy. In consideration of the application for it, this policy is executed by Connecticut General Life Insurance Company as of its Policy Date of Issue.




                                                       /s/ Thomas C. Jones
                                                            PRESIDENT
               Registrar




   FLEXIBLE PREMIUM GROUP VARIABLE LIFE INSURANCE POLICY - NON-PARTICIPATING



LN616

     TABLE OF CONTENTS

                                                                            Page

Policy Specifications........................................................3

List of Variable Account Sub-Accounts........................................5

Schedule 1:  Surrender Charges...............................................7

Schedule 2:  Expense Charges and Fees........................................8

Schedule 3:  Table of Guaranteed Maximum Cost of Insurance Rates.............9

Schedule 4:  Corridor Percentages Table.....................................10

Definitions.................................................................11

Premium and Reinstatement Provisions........................................12

Ownership, Assignment and Beneficiary Provisions............................13

Variable Accounts Provisions................................................14

Certificate Values Provisions...............................................15

Transfer Privilege Provision................................................18

Nonforfeiture and Surrender Value Provisions................................19

Loan Provisions.............................................................19

Insurance Coverage Provisions...............................................20

General Provisions..........................................................22


Followed by Optional Methods of Settlement and Any Riders

Note:  Pages 4 and 6 are intentionally "blank".






LN616                                                            2

                              POLICY SPECIFICATIONS

                  Insured   Per Each Certificate          Group Policy Number  SPECIMEN
 Initial Specified Amount   Per Each Certificate        Policy Date of Issue   12/01/95
 Minimum Specified Amount   Per Each Certificate                    Issue Age  Per Each Certificate
  Monthly Anniversary Day   Per Each Certificate                Premium Class  Per Each Certificate

LN616 FLEXIBLE PREMIUM GROUP VARIABLE LIFE INSURANCE

DEATH BENEFIT:  The Death Benefit Option is that elected under each certificate.

PREMIUM PAYMENTS:   Per Each Certificate

PAYMENT MODE:  Per Each Certificate

GUARANTEED INITIAL DEATH BENEFIT PREMIUM:     Per Each Certificate


     NOTE: Each certificate may terminate prior to its Coverage Date if actual premiums paid, interest credited and market performance are insufficient to maintain a positive surrender value to continue coverage to that date. The Coverage Date under each certificate is the certificate anniversary nearest to the Insured's age 100.

GUIDELINE ANNUAL PREMIUM AMOUNT: Per Each Certificate
     NOTE: A separate Guideline Annual Premium Amount will apply to increases if any, in Specified Amount.

LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS: Under each certificate, the minimum allocation percentage to the Fixed Account or a Variable Account Sub-Account is 10%. All allocations must be made in whole percentages and in aggregate must total 100%. Premium payments will be allocated net of the Premium Load specified in Schedule 2.

LIMITS ON TRANSFERS: Transfer(s) from the Fixed Account under each certificate may only be made during the 30-day period following each Certificate Anniversary and is (are) subject to a maximum aggregate annual limit of 20% of the Fixed Account Value as of that Certificate Anniversary. Additionally, the Company has the right to limit the dollar amount of such transfers.

GUARANTEED MINIMUM INTEREST RATES: Under each certificate, the interest rate used to credit interest on the Fixed Account Value may vary but will never be less than .010746% compounded daily (4% compounded yearly).

The interest rate used to credit interest on the Loan Account Value may vary but will never be less than the loan interest rate less 2% per year during Certificate Years 1 through 10 and less 1% per year thereafter. (As of the Policy Date of Issue, the difference between the loan interest rate charged and the interest rate credited on the Loan Account Value is 1% per year for Certificate Years 1 through 10 and .50% per year thereafter.)


POLICYOWNER:  CIGNA VARIABLE PRODUCTS TRUST (DATED 06/07/95)

JURISDICTION OF ISSUE OF GROUP POLICY:  RHODE ISLAND

CERTIFICATE OWNER:  PER EACH CERTIFICATE

BENEFICIARY:  PER EACH CERTIFICATE




LN616                                                                          3

                                 LIST OF VARIABLE ACCOUNT SUB-ACCOUNTS


FUND GROUPS                                              FUNDS (SUB-ACCOUNTS)

AIM
   AIM Variable Insurance Funds, Inc.                    AIM V.I. Capital Appreciation Fund
                                                         AIM V.I. Diversified Income Fund
                                                         AIM V.I. Growth Fund
                                                         AIM V.I. Value Fund

FIDELITY INVESTMENTS
   Variable Insurance Products Fund                      Equity-Income Portfolio
   Variable Insurance Products Fund II                   Asset Manager Portfolio
                                                         Investment Grade Bond Portfolio

MASSACHUSETTS FINANCIAL SERVICES
   MFS Variable Insurance Trust                          MFS Total Return Series
                                                         MFS Utilities Series
                                                         MFS World Governments Series

QUEST FOR VALUE
  Quest for Value Accumulation Trust                     Quest Global Equity Portfolio
                                                         Quest Managed Portfolio
                                                         Quest Small Cap Portfolio

TEMPLETON
   Templeton Variable Product Funds                      Templeton Asset Allocation Fund
                                                         Templeton International Fund
                                                         Templeton Stock Fund



NOTE: NET PREMIUM PAYMENTS UNDER EACH CERTIFICATE MAY ALSO BE ALLOCATED TO THE FIXED ACCOUNT.




VARIABLE ACCOUNT SEPARATE ACCOUNT:   CG Variable Life Insurance Separate Account
II: A Connecticut General Life Insurance Company separate Investment Account which was established on July 6, 1994.


LN616                                                                         5

                                SCHEDULE 1:   SURRENDER CHARGES

Surrender charges are used in the determination of the surrender value under each certificate and are assessed upon surrender of a certificate. Such charges are applicable within 10 years of the Certificate Date and within 10 years following the date of any increase in Specified Amount under each certificate. The surrender charge is calculated as (a) times (b), where (a) is the sum of (i) a Deferred Sales Charge and (ii) a Deferred Administrative Charge and (b) is the applicable Surrender Charge Grading Factor from the table below, but in no event will the surrender charge ever exceed the maximum surrender charge allowed by law.

(a) (i) The Deferred Sales Charge is based on the actual premium paid and the applicable Guideline Annual Premium Amount, and is calculated as follows:

     DURING CERTIFICATE YEAR*:

     1 and 2 28.5% of the sum of premiums paid up to an amount equal to the Guideline Annual Premium Amount, plus 8.5% of the sum of premiums paid between one and two times the Guideline Annual Premium Amount, plus 7.5% of the sum of premiums paid in excess of two times the Guideline Annual Premium Amount.

     3 through 10      Same dollar amount as end of Certificate Year* 2.

    (ii) The Deferred Administrative Charge is $6.00 per $1,000 of Specified Amount.

(b)  SURRENDER CHARGE GRADING FACTORS
            Certificate Years* 1-5        100%
            Certificate Year     6         80%
            Certificate Year     7         60%
            Certificate Year     8         40%
            Certificate Year     9         20%
            Certificate Year    10          0%

     If a surrender becomes effective at other than the end of a Certificate Year, any applicable surrender charge grading factor will be applied on a pro rata basis as of such effective date.

     *NUMBER OF CERTIFICATE YEARS ELAPSED SINCE THE CERTIFICATE DATE OR FROM THE EFFECTIVE DATE(S) OF ANY INCREASE(S) IN SPECIFIED AMOUNT UNDER THE CERTIFICATE.

No surrender charge is applied upon either a partial surrender or a decrease in Specified Amount under a certificate, however, a transaction fee of $25 is assessed for each partial surrender and will be processed as set forth in the "Partial Surrender" provision, and for any decrease in Specified Amount effected while surrender charges apply under the certificate, there will be no change in the surrender charge from that which was applicable before the decrease took effect.



LN616                                                                          7

                             SCHEDULE 2:  EXPENSE CHARGES AND FEES

PREMIUM LOAD. A charge equal to 5.0% of each premium payment will be deducted under each certificate to cover applicable state taxes, federal income tax liabilities, and a portion of sales expenses.

MONTHLY ADMINISTRATIVE FEE. A monthly deduction is made under each certificate on each Monthly Anniversary Day. (See "Monthly Deduction" provision.) It includes an administrative fee charge, cost of insurance charges and any charges for supplemental riders or optional benefits.

The monthly administrative fee as of each Certificate Date is $15.00 per month during the first Certificate Year and $5.00 per month during subsequent Certificate Years. This fee may be changed by the Company after the first Certificate Year based on its expectations of future expenses, but the amount of such fee is guaranteed not to exceed $10.00 per month.

CHARGES AND FEES ASSOCIATED WITH THE VARIABLE ACCOUNT SUB-ACCOUNTS. For mortality and expense risk, an asset charge is deducted from each Variable Account Sub-Account under each certificate at the end of each Valuation Period. This charge may be changed by the Company from time to time, but it is guaranteed not to exceed a daily rate which is equivalent to .90% annually of a Sub-Account's Value. As of the Policy Date of Issue, this charge was equal to a daily rate which is equivalent to .80% annually during Certificate Years 1 through 12 and a daily rate which is equivalent to .55% annually during the 13th and later Certificate Years.

In addition, Daily Fund Operating Expenses will be applied by each Fund as set forth in the prospectus for the applicable Fund(s).

TRANSFER FEE. A transaction fee of $25 applies to each transfer in excess of 12 made during any Certificate Year.



LN616                                                                         8

           SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES (ATTAINED AGE MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)

SPECIAL NOTE:  The actual monthly cost of insurance rates charged under each certificate will vary based on the sex, attained age (nearest birthday) and Premium Class of the person insured; however, they will not exceed the rates shown in the table below. In determining the monthly cost of insurance, the Company will add the amount of the Flat Extra Monthly Insurance Cost, if any, shown in the Certificate Specifications. If the person insured is in a rated premium class, the Guaranteed Maximum Life Insurance Rates will be those in the table multiplied by the Risk Factor, if any, shown in the Certificate Specifications. The rates below are based on the 1980 CSO Tables (Male or Female as appropriate).


ATTAINED                         ATTAINED                         ATTAINED
  AGE       MALE      FEMALE       AGE       MALE       FEMALE       AGE          MALE         FEMALE
(NEAREST   MONTHLY    MONTHLY    (NEAREST   MONTHLY    MONTHLY    (NEAREST       MONTHLY       MONTHLY
BIRTHDAY)   RATE       RATE      BIRTHDAY)   RATE       RATE      BIRTHDAY)       RATE          RATE
-------------------------------  -----------------------------   -------------------------------------
  0       0.34845      0.24089    35       0.17586      0.13752       70         3.30338       1.84590
  1       0.08917      0.07251    36       0.18670      0.14669       71         3.62140        2.02325
  2       0.08251      0.06750    37       0.20004      0.15752       72         3.98666        2.24419
  3       0.08167      0.06584    38       0.21505      0.17003       73         4.40599        2.51548
  4       0.07917      0.06417    39       0.23255      0.18503       74         4.87280        2.83552
-------------------------------  ------------------------------  -------------------------------------
  5       0.07501      0.06334    40       0.25173      0.20171       75         5.37793        3.19685
  6       0.07167      0.06084    41       0.27424      0.22005       76         5.91225       3.59370
  7       0.06667      0.06000    42       0.29675      0.23922       77         6.46824       4.01942
  8       0.06334      0.05834    43       0.32260      0.25757       78         7.04089       4.47410
  9       0.06167      0.05750    44       0.34929      0.27674       79         7.64551       4.97042
-------------------------------  ------------------------------  -------------------------------------
  10      0.06084      0.05667    45       0.37931      0.29675       80         8.30507       5.52957
  11      0.06417      0.05750    46       0.41017      0.31677       81         9.03761       6.17118
  12      0.07084      0.06000    47       0.44353      0.33761       82         9.86724       6.91414
  13      0.08251      0.06250    48       0.47856      0.36096       83        10.80381       7.77075
  14      0.09584      0.06667    49       0.51777      0.38598       84        11.82571       8.72632
-------------------------------  ------------------------------  -------------------------------------
  15      0.11085      0.07084    50       0.55948      0.41350       85        12.91039       9.76952
  16      0.12585      0.07501    51       0.60870      0.44270       86        14.03509      10.89151
  17      0.13919      0.07917    52       0.66377      0.47523       87        15.18978      12.08770
  18      0.14836      0.08167    53       0.72636      0.51276       88        16.36948      13.35774
  19      0.15502      0.08501    54       0.79730      0.55114       89        17.57781      14.70820
-------------------------------  ------------------------------  -------------------------------------
  20      0.15836      0.08751    55       0.87326      0.59118       90        18.82881      16.15259
  21      0.15919      0.08917    56       0.95591      0.63123       91        20.14619      17.71416
  22      0.15752      0.09084    57       1.04192      0.66961       92        21.57655      19.43814
  23      0.15502      0.09251    58       1.13378      0.70633       93        23.20196      21.40786
  24      0.15169      0.09501    59       1.23235      0.74556       94        25.28174      23.83051
-------------------------------  ------------------------------  -------------------------------------
  25      0.14752      0.09668    60       1.34180      0.78979       95        28.27411      27.16158
  26      0.14419      0.09918    61       1.46381      0.84488       96        33.10677      32.32378
  27      0.14252      0.10168    62       1.60173      0.91417       97        41.68475      41.21204
  28      0.14169      0.10501    63       1.75809      1.00267       98        58.01259      57.81394
  29      0.14252      0.10835    64       1.93206      1.10539       99        83.33333      83.33333
-------------------------------  ------------------------------  -------------------------------------
  30      0.14419      0.11251    65       2.12283      1.21731
  31      0.14836      0.11668    66       2.32623      1.33511
  32      0.15252      0.12085    67       2.54312      1.45461
  33      0.15919      0.12502    68       2.77350      1.57247
  34      0.16669      0.13168    69       3.02328      1.69955
-------------------------------   -----------------------------

LN616                                                            9

                     SCHEDULE 4:  CORRIDOR PERCENTAGES TABLE


As of the Policy Date of Issue the formula in effect to determine the amount under item (b) of both Death Benefit Option 1 and Death Benefit Option 2 is based on a percent of the Accumulation Value as determined from the following table:

        INSURED'S          CORRIDOR             INSURED'S          CORRIDOR
     ATTAINED AGE        PERCENTAGE          ATTAINED AGE        PERCENTAGE
     ------------        ----------          ------------        ----------
            0-40             250%                    70                115%
             41              243                     71                113
             42              236                     72                111
             43              229                     73                109
             44              222                     74                107
     ------------        ----------          ------------        ----------
             45              215                     75                105
             46              209                     76                105
             47              203                     77                105
             48              197                     78                105
             49              191                     79                105
     ------------        ----------          ------------        ----------
             50              185                     80                105
             51              178                     81                105
             52              171                     82                105
             53              164                     83                105
             54              157                     84                105
     ------------        ----------          ------------        ----------
             55              150                     85                105
             56              146                     86                105
             57              142                     87                105
             58              138                     88                105
             59              134                     89                105
     ------------        ----------          ------------        ----------
             60              130                     90                105
             61              128                     91                104
             62              126                     92                103
             63              124                     93                102
             64              122                     94                101
     ------------        ----------          ------------        ----------
             65              120                     95                100
             66              119                     96                100
             67              118                     97                100
             68              117                     98                100
             69              116                     99                100
     ------------        ----------          ------------        ----------



LN616                                                           10

                                   DEFINITIONS

ACCUMULATION VALUE.  The sum of (i) the then current value of the Fixed Account,
(ii) all of the then current values of the Variable Account Sub-Accounts (i.e. the Variable Account Value), and (iii) the Loan Account Value under the certificate.

CERTIFICATE ANNIVERSARIES AND CERTIFICATE YEARS. Twelve-month periods measured from each Certificate Date.

CERTIFICATE DATE (OR "DATE OF ISSUE"). The date on which a certificate becomes effective. The Certificate Date is shown in each Certificate Specifications. The term "Date of Issue", by itself, shall mean Certificate Date.

CERTIFICATE OWNER (OR "OWNER"). The Certificate Owner is defined under "Ownership, Assignment and Beneficiary Provisions". The term "Owner", by itself, shall mean Certificate Owner.

COMPANY.  Connecticut General Life Insurance Company.

DUE PROOF OF DEATH. An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to the Company.

FIXED ACCOUNT. The account which provides for a guaranteed minimum interest rate. The Company may, at its discretion, credit a higher current rate of interest. Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company.

FUND(S). The Portfolio(s) of Fund Groups whose shares are acquired for the Variable Account Sub-Accounts in which Net Premium Payments or transfers may be invested.

FUND GROUPS. The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940, as amended, (hereinafter referred as the "1940 Act"), one or more of whose Portfolio(s)' shares are made available as investment vehicles for the policies through the Variable Account Sub-Accounts.

HOME OFFICE.   The term "Home Office" means the home office of Connecticut
General Life Insurance Company, the mailing address of which for a certificate issued under this group policy is CIGNA Individual Insurance, Variable Products Service Center - Routing S249, Hartford, Connecticut 06152-2249.

IN WRITING. The term "in writing" means in a written form satisfactory to the Company and received by the Company at its Home Office.

LOAN ACCOUNT. The account in which a certificate's indebtedness (outstanding loans and interest) accrues once it is transferred out of the Fixed Account and Variable Account Sub-Accounts. The Loan Account is part of the Company's general account.

LOAN ACCOUNT VALUE. The value of the Loan Account, the amount of which equals the indebtedness under the certificate.

MONTHLY ANNIVERSARY DAY. The day of the month, as shown in the Certificate Specifications, under each certificate, when the Company deducts certain charges. If that day does not occur on a Valuation Day or is nonexistent for that month, then such charges will be deducted on the next Valuation Day.

NET ACCUMULATION VALUE. An amount equal to the Accumulation Value less the amount of indebtedness, if any, in the Loan Account.

NET PREMIUM PAYMENT. The amount of a premium payment, under each certificate, less the premium load shown in Schedule 2. A Net Premium Payment is the amount available for allocation to the Fixed Account and the Variable Account Sub-Accounts.

POLICY DATE OF ISSUE:  The date on which this group policy becomes effective.

POLICYOWNER.  The person or entity designated in the Policy Specifications.


LN616                                                                    11

SEC.  The Securities and Exchange Commission.

SUB-ACCOUNT. That portion of the Variable Account which invests in shares of a specific Fund.

VALUATION DAY. Every day on which the New York Stock Exchange ("NYSE") is open for business, except any day on which trading on the NYSE is restricted, or on which an emergency exists, as determined by the SEC, so that valuation or disposal of securities is not practicable.

VALUATION PERIOD. The period of time for which a Fund determines its net asset value; a Valuation Period begins on the day following a Valuation Day and ends on the next Valuation Day. A Valuation Period may be more than one day in length.

VARIABLE ACCOUNT.   The account consisting of all Sub-Account(s) invested in
shares of the Fund(s). Variable Account assets are separate account assets of the Company, the investment performance of which is kept separate from that of the general assets of the Company and are not chargeable with the general liability of the Company.

VARIABLE ACCUMULATION UNIT. A unit of measure used in the calculation of the value of each Variable Account Sub-Account.

                      PREMIUM AND REINSTATEMENT PROVISIONS

PAYMENT OF PREMIUMS. Under each certificate all premiums are payable at the Home Office or to an authorized representative of the Company. The first premium is due on the Certificate Date and is payable in advance. Additional premiums may be paid under each certificate before the Coverage Date subject to the consent of the Company and the requirements specified under the "Minimum Premiums" and "Additional Premiums" provisions. Receipts signed by the President or Secretary and duly countersigned will be furnished upon request.

MINIMUM PREMIUMS. The minimum premium under each certificate is the amount necessary to maintain a positive surrender value as set forth under the "Grace Period" provision. The Guaranteed Initial Death Benefit Premium, as shown in the Certificate Specifications under each certificate, is not mandatory but is the premium amount necessary to guarantee that the death benefit will not be less than the Initial Specified Amount during the first 5 Certificate Years regardless of market performance, assuming that there are no loans or partial surrenders under the certificate. If premiums paid less any partial surrenders and certificate loans exceed the minimum premium, the certificate will not lapse during the first 5 certificate years

PLANNED PREMIUMS. The Company will send premium reminder notices for the amounts and frequency of payments established by each Certificate Owner. Changes in the amounts or frequency of such planned periodic payments by each Certificate Owner will be subject to the consent of the Company.

COVERAGE DATE. Payment of (a) the Guaranteed Initial Death Benefit Premium shown in each Certificate Specifications, or (b) Planned Premiums payable in accordance with the payment mode specified, may not continue the certifiate in force until the Coverage Date even if the amount is paid as scheduled. The Coverage Date is not guaranteed based upon the level of Planned Premiums. The period for which a certificate will continue will depend on:

1.   The amount, timing, and frequency of premium payment;
2.   Changes in the Specified Amount and Death Benefit options;
3.   Interest credits and insurance costs;
4.   Changes in deductions for riders, if any; and
5.   Partial withdrawals and loans.

ADDITIONAL PREMIUMS. In addition to planned premiums, if any, additional premium payments of at least $100.00 each may be made before the Coverage Date during the continuance of a certificate. The Company reserves the right to limit the amount or number of any such additional premium payments if such is necessary to qualify the certificate as life insurance under the Internal Revenue Code.

Unless otherwise specified by the Certificate Owner, if there is any certificate indebtedness, any additional premiums paid will be used first as a loan repayment with any excess applied as an additional premium.

ALLOCATION OF NET PREMIUM PAYMENTS. Net Premium Payments may be allocated to the Fixed Account and/or to Variable Account Sub-Accounts under a certificate subject to the "Limits on Allocation of Net Premium Payments" shown in the Certificate Specifications. The Net Premium Payment associated with the initial premium payment will be allocated within 3 business days of the expiration of each certificate's "Right To Examine The Certificate" period in accordance with the allocation percentages specified in the application. Subsequent Net Premium Payments will be allocated under each certificate on the same basis as the most recent previous Net Premium Payment unless the Company is otherwise instructed in writing to change the allocation percentages.

LN616                                                                      12

GUIDELINE ANNUAL PREMIUM AMOUNT.   The level annual amount as shown in the
Certificate Specifications as of the Certificate Date is an amount calculated in accordance with SEC Rule 6e-3(T) under the 1940 Act as in effect on such date. The Guideline Annual Premium Amount under each certificate is used in determining the amount of the surrender charges if the certificate is surrendered during a period for which surrender charges are applicable.

GRACE PERIOD. If the surrender value on any Monthly Anniversary Day under a certificate is less than the required monthly deduction, a grace period of 61 days will be granted to pay a premium sufficient to cover the required monthly deduction. If, however, the Guaranteed Initial Death Benefit Premium requirement as set forth in the Certificate Specifications is met, the certificate will not lapse during the first 5 Certificate Years and a minimum death benefit amount at least equal to the Initial Specified Amount will be guaranteed during that period, regardless of market performance (assuming that there are no loans or partial surrenders under the certificate). If premiums paid less any partial surrenders and certificate loans exceed the minimum premium, the certificate will not lapse during the first 5 certificate years.

At least 31 days before the end of the grace period the Company will send a notice that there is insufficient value under the certificate. The notice will show the amount of premium required to cover the monthly deduction to prevent the certificate from lapsing and will be mailed to the last known addresses of the Certificate Owner and the assignee of record with the Company, if any. If such premium, as billed by the Company, is not paid within the grace period, all coverage under the certificate will terminate without value at the end of the grace period. If the Insured dies during the grace period, the Company will deduct any overdue monthly deductions from the benefits.

REINSTATEMENT. After a certificate has lapsed due to the expiration of a grace period, it may be reinstated any time during the Insured's lifetime prior to the Coverage Date provided: (a) it has not been surrendered for cash, (b) a written application for reinstatement is submitted to the Company, (c) evidence of insurability satisfactory to the Company is furnished, (d) enough premium is paid to keep the certificate in force for at least 2 months, and (e) any indebtedness against the certificate increased by any loan interest is paid or reinstated.

The effective date of the reinstated certificate will be the Monthly Anniversary Day next following the date the application for reinstatement is approved by the Company. The surrender charges set forth in Schedule 1 will be reinstated as of the Certificate Year in which the certificate lapsed.

                OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

CERTIFICATE OWNER. Under each certificate, the certificate Owner on the Certificate Date will be the person designated in the Certificate
Specifications. If no person is designated as Certificate Owner, the Insured will be the Certificate Owner.

RIGHTS OF CERTIFICATE OWNER. While the Insured is alive, a Certificate Owner may exercise all rights and privileges under the certificate including the right
to:   (a) release or surrender the certificate to the Company, (b) agree with the Company to any change in or amendment to the certificate, (c) transfer all rights and privileges to another person, (d) change the Beneficiary, and (e) assign the certificate.

All rights and privileges of a Certificate Owner may be exercised without the consent of any designated transferee, or any Beneficiary if the Certificate Owner has reserved the right to change the Beneficiary. All such rights and privileges, however, may be exercised only with the consent of any assignee recorded with the Company.

Unless provided otherwise, if a Certificate Owner is a person other than the Insured and dies before the Insured, all the rights and privileges of the Certificate Owner will vest in the Certificate Owner's executors, administrators or assigns.

TRANSFER OF CERTIFICATE OWNERSHIP.   A Certificate Owner may transfer all rights
and privileges of the Certificate Owner. On the effective date of transfer, the transferee will become the Certificate Owner and will have all the rights and privileges of the Certificate Owner. A Certificate Owner may revoke any transfer prior to its effective date.

Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of transfer.

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          OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS (CONTINUED)

A transfer of Certificate Ownership, or a revocation of transfer, must be in writing on a form satisfactory to the Company and filed at the Home Office. A transfer, or a revocation, will not take effect until recorded in writing by the Company. When a transfer or revocation has been so recorded, it will take effect as of the effective date specified by the Certificate Owner. Any payment made or any action taken or allowed by the Company before the transfer, or the revocation, is recorded will be without prejudice to the Company.

ASSIGNMENT. The Company will not be affected by any assignment of a certificate until the original assignment or a certified copy of the assignment is filed at the Home Office.

The Company does not assume responsibility for the validity or sufficiency of any assignment. An assignment of a certificate will operate so long as the assignment remains in force.

To the extent provided under the terms of the assignment, an assignment will transfer the interest of any designated transferee or of any Beneficiary if the Certificate Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary on the Certificate Date will be the person designated in the Certificate Specifications under each certificate.

Unless provided otherwise, the interest of any Beneficiary who dies before the Insured will vest in the Certificate Owner or the Certificate Owner's executors, administrators or assigns.

CHANGE OF BENEFICIARY. A new Beneficiary may be designated from time to time. A request for change of Beneficiary must be in writing on a form satisfactory to the Company and filed at the Home Office. The request must be signed by the Certificate Owner. The request must also be signed by the Beneficiary if the right to change the Beneficiary has not been reserved to the Certificate Owner.

A change of Beneficiary will not take effect until recorded in writing by the Company. When a change of Beneficiary has been so recorded, whether or not the Insured is then alive, it will take effect as of the date the request was signed. Any payment made or any action taken or allowed by the Company before the change of Beneficiary is recorded will be without prejudice to the Company.

Unless provided otherwise, the right to change any Beneficiary is reserved to the Certificate Owner.

                           VARIABLE ACCOUNT PROVISIONS

VARIABLE ACCOUNT AND SUB-ACCOUNTS. Assets accumulated on a variable basis are held in the Variable Account Separate Account designated in this policy on page 5 which was established by a resolution of the Company's Board of Directors as a "separate account" under governing law of Connecticut, the Company's state of domicile, is registered as a unit investment trust under the 1940 Act and is subject to the law of the state in which this certificate is delivered. Under Connecticut law, the Variable Account assets (except assets in excess of its reserves and other contract liabilities) cannot be charged with the general liabilities of the Company. The Variable Account assets are owned and controlled exclusively by the Company, and the Company is not a trustee with respect to those assets.

The Variable Account is divided into Sub-Accounts. Each Sub-Account's assets are invested in shares of a particular Fund of one of the Fund Groups made available as funding vehicles under each certificate. For each Sub-Account, the Company maintains Variable Accumulation Units whose values reflect the investment performance of the Fund whose shares are held in that Sub-Account.

Subject to any vote by persons having the right under the 1940 Act to vote thereon, the Company may elect to operate the Variable Account as a management company rather than a unit investment trust under the 1940 Act, or, if registration is no longer required, to deregister the Variable Account. In such event, the Company may endorse this policy and the certificates issued under it to reflect such change and any necessary or appropriate action taken to effect the change. Any changes in Variable Account investment policy shall have been approved by the Connecticut Insurance Commissioner and approved or filed, as required, in the state or other jurisdiction where this certificate was issued.

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                     VARIABLE ACCOUNT PROVISIONS (CONTINUED)

INVESTMENT RISK. Each Sub-Account's assets are always fully invested in the shares of the particular Fund purchased for that Sub-Account. Each Sub-Account's investment performance reflects the investment performance of that Fund. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund Group's investment adviser or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Certificate Owner bears the entire investment risk of gain or loss.

INVESTMENTS OF THE VARIABLE ACCOUNT SUB-ACCOUNTS. All amounts allocated to a Variable Account Sub-Account will be used to purchase shares of the specific Fund of a Fund Group used by that Sub-Account. Each Fund Group is registered under the 1940 Act as an open-end management investment company, and each Fund of that Fund Group is regulated as an open-end management investment company.

All Funds available as funding vehicles under this policy as of the Policy Date of Issue are listed on page 5. The Company may add additional Fund Groups and additional Funds at any time or may change Funds or Fund Groups in accordance with the "Substituted Securities" provision.

Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at net asset value. Deductions by the Company from a Sub-Account will be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted.

SUBSTITUTED SECURITIES. Shares corresponding to a particular Fund may not always be available for purchase or the Company may decide that further investment in such Fund is no longer appropriate in view of the purposes of the Variable Account or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another registered open-end investment company or unit investment trust may be substituted both for Fund shares already purchased and/or as the securities to be purchased in the future, provided that these substitutions meet applicable Internal Revenue Service diversification guidelines and any necessary regulatory or other approvals of such substitutions have been obtained. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement(s) to this policy and the certificate issued under it to reflect the substitution.

                          CERTIFICATE VALUES PROVISIONS

ACCUMULATION VALUE. Under each certificate the Accumulation Value equals the sum of (i) the then current value of the Fixed Account (ii) all of the then current values of the Variable Account Sub-Accounts (i.e. the Variable Account Value), and (iii) the Loan Account Value. At any point in time, therefore, the Accumulation Value reflects (a) Net Premium Payments made, (b) interest credited under the Fixed Account, (c) the amount of any partial surrenders, (d) interest charged and credited under the Loan Account, (e) any transfer fees, (f) all monthly and other deductions as specified below, (g) the daily mortality and expense deduction specified under Schedule 2, and (h) any increases or decreases as a result of market performance in the Variable Account Sub-Accounts.

CALCULATION OF ACCUMULATION VALUE. On each Valuation Day after the Certificate Date, the Accumulation Value under a certificate will be equal to (1), plus (2), plus (3), minus (4), plus or minus (5) as the case may be, minus (6), minus (7), minus (8), and if the Valuation Day is the same as a Monthly Anniversary Day, minus (9), where;

(1)  is the Accumulation Value on the preceding Valuation Day;

(2) is all premiums received since the preceding Valuation Day less the premium load charges from Schedule 2;

(3) the interest credited under the Fixed Account and the Loan Account since the preceding Valuation Day;


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
                    CERTIFICATE VALUES PROVISIONS (CONTINUED)

(4) the interest charged against the Loan Account since the preceding Valuation Day;

(5) is the gain or loss in the Variable Account Value based on market performance since the last Valuation Day;

(6)  the charges and fees associated with the Variable Account Sub-Accounts from
     Schedule 2;

(7)  the amount of any partial surrenders since the preceding Valuation Day;

(8)  any transaction fees assessed since the preceding Valuation Day;

(9)  is the monthly deduction  for the month following the Monthly Anniversary
     Day.

FIXED ACCOUNT VALUE. The Fixed Account Value, if any, with respect to a certificate, at any point in time, is equal to the sum of the Net Premium Payments allocated or other amounts (net of any charges) transferred to the Fixed Account plus interest credited to such account less the monthly deductions applied to such account and less any partial surrenders or amounts transferred from the Fixed Account.

INTEREST CREDITED UNDER FIXED ACCOUNT. The Company will credit interest to the Fixed Account under a certificate daily. The interest rate applied to the Fixed Account will be the greater of: (a) .010746% compounded daily, (4% compounded yearly), or (b) a rate determined by the Company from time to time. Such rate will be established on a prospective basis and may vary by the issue year and duration for each certificate.

VARIABLE ACCOUNT VALUE. The Variable Account Value, if any, for any Valuation Period under a certificate is equal to the sum of the then current values of all Variable Account Sub-Accounts under the certificate. The value of each Variable Account Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited or debited to such Variable Account Sub-Account with respect to the certificate by the Variable Accumulation Unit Value of the particular Variable Account Sub-Account for such Valuation Period.

CREDITING AND CANCELLING VARIABLE ACCUMULATION UNITS. Upon receipt of a premium payment or a request for transfer of funds from the Fixed Account under a certificate, all or that portion, if any, of the Net Premium Payment to be allocated to the Variable Account Sub-Accounts and/or the net amount transferred will be credited to the Variable Account in the form of Variable Accumulation Units. The number of Variable Accumulation Units to be credited is determined by dividing the dollar amount allocated to the particular Variable Account Sub-Account by the Variable Accumulation Unit Value for the particular Variable Account Sub-Account for the Valuation Period during which the premium payment and/or the request for transfer is received by the Company. The amount of monthly deduction allocated to each Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of such deduction equal to the total amount by which the Variable Account Sub-Account is reduced.

VARIABLE ACCUMULATION UNIT VALUE. The Variable Accumulation Unit Value for each Variable Account Sub-Account was established at $10.00 for the first Valuation Period of the particular Variable Account Sub-Account. The Variable Accumulation Unit Value for the particular Variable Account Sub-Account for any subsequent Valuation Period is determined by methodology which is the mathematical equivalent of multiplying the Variable Accumulation Unit Value for the particular Variable Account Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Variable Account Sub-Account for such subsequent Valuation Period. The Variable Accumulation Unit Value for each Variable Account Sub-Account for any Valuation Period is the value determined as of the end of the particular Valuation Period and may increase, decrease or remain constant from Valuation Period to Valuation Period.


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                                                              16

NET INVESTMENT FACTOR. The Net Investment Factor is an index applied to measure the investment performance of a Variable Account Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to 1.0; therefore, the value of a Variable Accumulation Unit may increase, decrease or remain the same.

The Net Investment Factor for any Variable Account Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

     (a) is the net result of:

          (1) is the net asset value (as described in the prospectus for the Fund) of a Fund share held in the Variable Account Sub-Account determined as of the end of the Valuation Period, plus

          (2) the per share amount of any dividend or other distribution declared by the Fund on the shares held in the Variable Account Sub-Account if the "ex-dividend" date occurs during the Valuation Period, plus or minus

          (3) a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Variable Account Sub-Account;

     (b) is the net asset value of a Fund share held in the Variable Account Sub-Account determined as of the end of the preceding Valuation Period; and


     (c) is the asset charge factor determined by the Company for the Valuation Period to reflect the charges for assuming the mortality and expense risks.

The asset charge factor for any Valuation Period is equal to the daily asset charge factor multiplied by the number of 24-hour periods in the Valuation Period. The daily asset charge factor will be determined annually by the Company, but in no event may it exceed that specified in Schedule 2.

COST OF INSURANCE RATES. Monthly cost of insurance rates will be determined from time to time by the Company based on its expectations of future mortality. Any change in cost of insurance rates will apply to all individuals of the same class. Under no circumstance will the cost of insurance rates under a certificate ever be greater than those described in Schedule 3.

COST OF INSURANCE.   The cost of insurance for the Insured under a certificate
is determined on a monthly basis. Such cost is calculated as (1), multiplied by the result of (2) minus (3), where:

1. is the cost of insurance rate as described in the "Cost of Insurance Rates" provision,

2. is the death benefit at the beginning of the certificate month, divided by 1.0032737, and

3. is the Accumulation Value at the beginning of the certificate month prior to the deduction for the monthly cost of insurance.

MONTHLY DEDUCTION. The monthly deduction for a certificate month will be calculated as Charge (1) plus Charge (2) where:

Charge (1) is the cost of insurance (as described in the "Cost of Insurance" provision) and the cost of any supplemental riders or optional benefits, and


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
                    CERTIFICATE VALUES PROVISIONS (CONTINUED)

Charge (2) is the Monthly Administrative Fee as described under Schedule 2.

The amount of monthly deduction will be deducted under a certificate from the Fixed Account and each Variable Account Sub-Account in the same proportion that the value of each account bears to the Net Accumulation Value as of the date on which the deduction is made.

BASIS OF COMPUTATIONS. The minimum Fixed Account Value is guaranteed to be no less than that calculated based on the applicable Commissioners 1980 Standard Ordinary Mortality Table (age nearest birthday) from Schedule 3 with interest at 4% per year, compounded yearly.

All certificate values are at least equal to that required by the jurisdiction in which the certificate is delivered. A detailed statement of the method of computing values has been filed with the insurance supervisory official of that jurisdiction.

                          TRANSFER PRIVILEGE PROVISION

TRANSFER PRIVILEGE. At any time while a certificate is in effect, other than during the "Right to Examine This Certificate" period, the Certificate Owner may transfer all or part of the Variable Account Value to the Fixed Account and/or to one or more of the Variable Account Sub-Accounts then available under the certificate, and/or transfer part of the Fixed Account Value to one or more Variable Account Sub-Accounts, subject to the provisions set forth below. Transfers may be made in writing. Transfer requests must be received at the Company's Home Office prior to the time of day set forth in the prospectus and provided the NYSE is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business.

Transfers involving Variable Account Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Account Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit Values of the applicable Variable Account Sub-Account for the Valuation Period during which the transfer is effective. Transfers to the Fixed Account will earn interest as specified under the "Interest Credited Under Fixed Account" provision.

Unless otherwise changed by the Company to be less restrictive, transfers shall be subject to the following conditions: (a) Up to 12 transfers may be made during any Certificate Year without charge, however, for each transfer in excess of 12, a transfer fee as set forth in Schedule 2 will be deducted on a pro-rata basis from the Fixed Account and/or Variable Account Sub-Accounts from which the transfer is being made; (b) No partial surrender transaction fee will be imposed on transferred amounts; (c) The amount being transferred may not be less than $500 unless the entire value of the Fixed Account or a Variable Account Sub-Account is being transferred; (d) The amount being transferred may not exceed the Company's maximum amount limit then in effect; (e) Transfers among the Variable Account Sub-Accounts or from a Variable Account Sub-Account to the Fixed Account can be made at any time; (f) Transfers from the Fixed Account are subject to the "Limits on Transfers" as set forth in the Certificate Specifications; (g) Any value remaining in the Fixed Account or a Variable Account Sub-Account following a transfer may not be less than $500; (h) Transfers involving Variable Account Sub-Account(s) shall be subject to such additional terms and conditions as may be imposed by the Funds.







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

                  NONFORFEITURE AND SURRENDER VALUE PROVISIONS

SURRENDER AND SURRENDER VALUE. A certificate may be surrendered on any day during the lifetime of the Insured and before the Coverage Date, for its surrender value by returning it to the Company with a signed request for surrender in a form satisfactory to the Company. The surrender will take effect on the business day the certificate and the request are received in the Home Office. The amount payable on surrender of the certificate (i.e., the "surrender value") will be the Net Accumulation Value less any surrender charges as determined from Schedule 1.

The surrender value will be paid in cash or under an elected optional mode of settlement. Any deferment of payments will be subject to the "Deferment of Payments" provision (See "General Provisions").

Any surrender from a Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the effective date of the surrender equal to the total amount by which the Variable Account Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit Value of the Variable Account Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

INSUFFICIENT VALUE. If the surrender value, on the day preceding a Monthly Anniversary Day is insufficient under a certificate to cover the monthly deduction for the month following such Monthly Anniversary Day, the certificate will terminate as provided in the "Grace Period" provision.

PARTIAL SURRENDER. A partial surrender of a certificate may be elected on any Valuation Day during the lifetime of the Insured and prior to the Coverage Date by submitting a written request to the Company. Such request may also be made by telephone if telephone transfers have been previously authorized in writing. The amount of each partial surrender (a) must be at least $500.00 but (b) may not exceed 90% of the surrender value at the end of the Valuation Period during which the election becomes or would become effective.

When a partial surrender is made under a certificate, the Accumulation Value is reduced by (a) the amount of the partial surrender and (b) the transaction fee
as specified in Schedule 1.   Also, the death benefit will be reduced by the
amount of the partial surrender. The Specified Amount remaining in force after any partial surrender may not be less than the Minimum Specified Amount shown in the Certificate Specifications.

When the partial surrender is processed, the amount of the partial surrender and the transaction fee will be deducted from the applicable Fixed Account and/or Variable Account Sub-Accounts in proportion to the then current account values provided there are sufficient account values for making the deduction(s); otherwise, the amount payable upon a partial surrender will be net of any remaining transaction fee, unless the Certificate Owner and the Company agree otherwise.

                                 LOAN PROVISIONS

CERTIFICATE LOANS. After a surrender value is available, the Company will grant a loan against a certificate provided: (a) a proper loan agreement is executed and (b) a satisfactory assignment of the certificate to the Company is made.
The loan may be for any amount up to 100% of the then current surrender value; however, the Company reserves the right to limit the amount of such loan so that total indebtedness will not exceed 90% of an amount equal to the then current Accumulation Value less surrender charge.

The amount borrowed will be paid within seven days of the Company's receipt of such request, except as the Company may be permitted to defer the payment of amounts as specified under the "Deferment of Payments" provision. (See "General Provisions.")



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
                           LOAN PROVISIONS (CONTINUED)

The minimum loan amount under a certificate is $500. The Company reserves the right to modify this amount in the future. The Company will effect such loan from the Fixed Account and each Variable Account Sub-Account in proportion to the then current account values, unless the Certificate Owner instructs the Company otherwise.

LOAN ACCOUNT AND LOAN ACCOUNT VALUE. The amount of any loan will be transferred out of the Fixed Account and Variable Accounts Sub-Accounts as described above. Such amount will become part of the Loan Account Value. The outstanding loan balance at any time includes accrued interest on the loan.

The outstanding loan balance (i.e. Indebtedness) may be repaid under a certificate at any time during the lifetime of the Insured, however, the minimum loan repayment is $100.00 or the amount of the outstanding indebtedness, if less. The Loan Account Value will be reduced by the amount of any loan repayment. Loan repayments will be allocated under the certificate to the Fixed Account and each Variable Account Sub-Account in the proportion in which current Net Premium Payment(s) are being allocated, unless otherwise agreed to in writing by the Certificate Owner and the Company.

Net loan interest, which equals the difference between interest charged and interest credited on the Loan Account Value, is payable annually on each certificate anniversary or as otherwise agreed in writing by the Certificate Owner and the Company. Such loan interest amount, if not paid when due, will be transferred out of the Fixed Account and each Variable Account Sub-Account in proportion to the then current account value, unless both the Certificate Owner and the Company agree otherwise.

INTEREST RATE CHARGED ON LOAN ACCOUNT VALUE. Interest charged under a certificate on the Loan Account Value will be at a rate equivalent to 8% per year, payable in arrears.

INTEREST RATE CREDITED ON LOAN ACCOUNT VALUE. The interest rate used to credit interest on the Loan Account Value may vary, but will not be less than the loan interest rate less 2% per year during Certificate Years 1 through 10 and less 1% per year thereafter. (The Certificate Specifications page will exhibit the rate in effect as of the Certificate Date).

INDEBTEDNESS. The term "indebtedness" means money which is owed on a certificate due to an outstanding loan and interest accrued thereon. A loan, whether or not repaid, will have a permanent effect on the Net Accumulation Value and on the death benefits. Any indebtedness at time of settlement will reduce the proceeds payable under the certificate. A certificate loan reduces the then current Net Accumulation Value under the certificate while repayment of a loan will cause an increase in the then current Net Accumulation Value.

If at any time the total indebtedness against a certificate, including interest accrued but not due, equals or exceeds the then current Accumulation Value less surrender charge, the certificate will thereupon terminate without value subject to the conditions in the "Grace Period" provision and a notice will be sent at least 31 days before the end of the grace period to the Certificate Owner and to assignees, if any, that the certificate will terminate unless the indebtedness is repaid.

                          INSURANCE COVERAGE PROVISIONS

EFFECTIVE DATE OF COVERAGE. The effective date of a certificate will be the Certificate Date provided the initial premium has been paid (1) while the Insured is alive and (2) prior to any change in the health and insurability of the Insured as represented in the application.

For any insurance that has been reinstated, the effective date will be the Monthly Anniversary Day that coincides with or next follows the day the application for reinstatement is approved by the Company, provided the Insured is alive on such day.

TERMINATION OF COVERAGE. All coverage under a certificate will automatically terminate upon whichever of the following occurs first:


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

                    INSURANCE COVERAGE PROVISIONS (CONTINUED)

1.  The Certificate Owner surrenders the certificate.

2.  The Insured dies.

3.  The certificate matures at its Coverage Date.

4. The grace period ends and the necessary premium payment has not been made prior to such time.

Any monthly deduction made after termination of coverage will not, by itself, be considered a reinstatement of the certificate nor a waiver by the Company of the termination. Any such deduction will be refunded.

DEATH BENEFIT. If the Insured dies while the certificate is in force, the Company will pay a death benefit based upon the Death Benefit Option in effect under the certificate on the date of death, less (a) any indebtedness against the certificate and (b) the amount of any partial surrenders.

The Death Benefit Options available under each certificate are as follows:

  DEATH Insured's Specified Amount includes the Accumulation Value. The Insured's death benefit
 BENEFIT (before deduction of any indebtedness against the certificate and the amount of any partial
OPTION 1  surrenders) will equal the greater of:

          (a)  the Specified Amount on the date of death, or

          (b) an amount determined by the Company equal to that required by the Internal Revenue Code to maintain the certificate as life insurance (See Schedule 4). Any amount so determined will be set forth in the annual report which the Company will send to the Certificate Owner.

  DEATH The Insured's Specified Amount is in addition to the Accumulation Value. The Insured's death benefit (before deduction of any
 BENEFIT indebtedness against the certificate and the amount of any partial surrenders) will equal the greater of:
OPTION 2
          (a) the Specified Amount on the date of death plus the Accumulation Value on the date of death, or

          (b) an amount determined by the Company equal to that required by the Internal Revenue Code to maintain the certificate as life insurance (See Schedule 4). Any amount so determined will be set forth in the annual report which the Company will send to the Certificate Owner.

Unless the application for the certificate indicates otherwise, or a change in the death benefit option is effected as provided below, the Company will consider Death Benefit Option 1 to be the option in effect.

CHANGES IN SPECIFIED AMOUNT. Unless provided otherwise, a change in Specified Amount may be effected any time while a certificate is in force, subject to (a) the consent of the Company and (b) the following conditions:

1. All such changes must be requested in writing on a form satisfactory to the Company and filed at the Home Office.



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
                    INSURANCE COVERAGE PROVISIONS (CONTINUED)

2. If a decrease in the Insured's Specified Amount is requested, the decrease under the certificate will become effective on the Monthly Anniversary Day that coincides with or next follows receipt of the request provided any requirements as determined by the Company are met.

     In such event, the Company will reduce the existing Specified Amount against the most recent increase first, then against the next most recent increases successively, and finally, against insurance provided under the original application; however, the Company reserves the right to limit the amount of any decrease so that the Specified Amount will not be less than the Minimum Specified Amount shown in the Certificate Specifications.

3. If an increase in the Insured's Specified Amount under a certificate is requested:

     (a) a supplemental application must be submitted and evidence of insurability satisfactory to the Company must be furnished; and

     (b)  any other requirements as determined by the Company must be met.

     If the Company approves the request, the increase will become effective upon (i) the Monthly Anniversary Day that coincides with or next follows the date the request is approved by the Company and (ii) the deduction from the Accumulation Value (in proportion to the then current account values of the Fixed Account and/or Variable Account Sub-Accounts) of the first month's cost of insurance for the increase, provided the Insured is alive on such day.

4. If a request is made to change the death benefit under a certificate from Death Benefit Option 1 to Death Benefit Option 2:

     (a) the Specified Amount will be reduced to equal the death benefit, less the Accumulation Value, as of the effective date of change; and

     (b) the effective date will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

5. If a request is made to change the death benefit under a certificate from Death Benefit Option 2 to Death Benefit Option 1:

     (a) the Specified Amount will be increased to equal the death benefit as of the effective date of change; and

     (b) the effective date will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

The Company will not allow a decrease in the amount of insurance below the minimum amount required to maintain the certificate as life insurance under the Internal Revenue Code.

RIGHT TO CONVERT. The Certificate Owner may convert a certificate to a substantially comparable flexible premium adjustable life insurance policy without evidence of insurability for an amount of insurance not exceeding the death benefit of the variable life insurance certificate on the date of conversion.

                               GENERAL PROVISIONS

THE POLICY. The policy and the application for the policy constitute the entire contract between the parties. All statements made in the application will be deemed representations and not warranties.

Only the President, a Vice President, a Secretary, a Director or an Assistant Director of the Company may execute or modify this policy.


LN616                                                              22

The policy is executed at the Home Office of the Company, the mailing address of which for this policy is CIGNA Individual Insurance, Variable Products Service Center - Routing S249, Hartford, Connecticut 06152.

INDIVIDUAL CERTIFICATES. Individual certificates will be delivered to each Certificate Owner under this policy. Each certificate will include the essential features of the coverage under this policy. The rights described in the certificate are controlled by the provisions of this policy and are subject to any changes in this policy.

MODIFICATION OF POLICY OR CERTIFICATE. The Company reserves the right to modify this policy or any certificate issued under it to meet the requirements of applicable state and federal laws or regulations. The Company will notify the Policyowner and/or the Certificate Owners in writing of any changes that bear upon the policy or their certificates.

NON-PARTICIPATION. The policy and the certificates issued under it are not entitled to share in surplus distribution.

PAYMENT OF PROCEEDS. Proceeds, as used in this policy, means the amount payable under a certificate (a) on the Coverage Date, (b) upon the surrender of a certificate before the Coverage Date, or (c) upon the death of the Insured under a certificate.

The proceeds payable to the Beneficiary under a certificate upon receipt of due proof of the Insured's death will be the Death Benefit as of the date of death which takes into account (a) any indebtedness against the certificate and (b) the amount of any partial surrenders (See "Death Benefit" provision). If the Insured dies during the grace period under a certificate, the Company will pay the death benefit proceeds in effect immediately prior to the grace period reduced by any overdue monthly deductions.

If a certificate is surrendered before the Coverage Date, the proceeds will be the surrender value described in the "Nonforfeiture and Surrender Value Provisions" section. On the Coverage Date, the proceeds will be the Surrender Value.

The proceeds under a certificate are subject to the adjustments described in the following provisions:

1.      Misstatement of Age or Sex;
2.      Incontestability;
3.      Suicide;
4.      Grace Period;
5.      Indebtedness; and
6.      Partial Surrender

When settlement is made, the Company may require return of the certificate.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders under a certificate will be paid within 7 days of the Company's receipt of such request. However, payment of amounts from the Variable Account Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, the Company reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by the Company; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE OR SEX. If the age or sex of the Insured is misstated, the Company will adjust all benefits under the applicable certificate to the amounts that would have been purchased for the correct age and sex.

LN616                                                             23

SUICIDE. If the Insured commits suicide within 2 years from a Certificate Date, the death benefit under the certificate will be limited to a refund of premiums paid, less (a) any indebtedness against the certificate and (b) the amount of any partial surrenders. If the Insured commits suicide within 2 years from the effective date of any increase in the Specified Amount under a certificate, the death benefit payment with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance.

INCONTESTABILITY. Except for nonpayment of monthly deductions, a certificate will be incontestable after it has been in force during the Insured's lifetime for 2 years from its Certificate Date. This means that the Company will not use any misstatement in the certificate application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount under a certificate, effective after the Certificate Date will be incontestable only after such increase has been in force for 2 years during the Insured's lifetime.

The basis for contesting an increase in Specified Amount under a certificate will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.

ANNUAL REPORT. The Company will send a report to each Certificate Owner at least once a year without charge. The report will show the Accumulation Value under the certificate as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current death benefit, (b) the current certificate values, (c) premiums paid and all deductions made since the last report, (d) outstanding certificate loans, and (e) any other information required by the Superintendent of Insurance.

PROJECTION OF BENEFITS AND VALUES. The Company will provide a projection of illustrative future death benefits and values to a Certificate Owner at any time upon written request and payment of a reasonable service fee.

CHANGE OF PLAN. Within the first 2 Certificate Years the Certificate Owner may exchange a certificate without any evidence of insurability for any one of the permanent insurance policies then being issued by the Company to the same class to which the certificate belongs. The request for the exchange must be received by the Company within 24 months from the Certificate Date. Unless otherwise agreed to between the Certificate Owner and the Company, the new policy shall have the same amount of insurance and surrender value as the certificate as of the date of exchange, its date of issue shall be the date of exchange, and the Insured's issue age under the new policy shall be the Insured's then attained age (as of the date of exchange).

CERTIFICATE CHANGES - APPLICABLE LAW. Certificates issued with this policy must qualify initially and continue to qualify as life insurance under the Internal Revenue Code in order for the Certificate Owner to receive the tax treatment accorded to life insurance under Federal law. Therefore, to maintain this qualification to the maximum extent permitted by law, the Company reserves the right to return any premium payments that would cause a certificate to fail to qualify as life insurance under applicable tax law as interpreted by the Company. Further, the Company reserves the right to make changes in the certificate or to make distributions from the certificate to the extent it deems necessary, in its sole discretion, to continue to qualify the certificate as life insurance. Any such changes will apply uniformly to all certificates that are affected. The Certificate Owner will be given advance written notice of such changes.






LN616                                                              24

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

    FLEXIBLE PREMIUM GROUP VARIABLE LIFE INSURANCE POLICY - NON-PARTICIPATING





LN616 NY

                         OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the group policy to which it is attached as of the Policy Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the certificates issued under the group policy.

If any income optional settlement provides for instalment payments for a given age of payee for an amount which would be the same for different periods certain, the Company will deem that an election has been made for the longest period certain for such age and amount.

While the Insured under the certificate is alive, the request, including the designation of the payee, may be made by the Certificate Owner. At the time a Death Benefit becomes payable under the certificate, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the certificate cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under a certificate may also be settled under any other method of settlement offered by the Company at the time of the request.

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                                 /s/ Thomas C. Jones
                                                      PRESIDENT


LR466                                                             LR466 (Page 1)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE
FOR EACH $1,000 APPLIED - MALE

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 10      $2.87      $2.87   $2.87    $2.87    $2.87
 11       2.89       2.89    2.89     2.88     2.88
 12       2.90       2.90    2.90     2.90     2.90
 13       2.92       2.92    2.91     2.91     2.91
 14       2.93       2.93    2.93     2.93     2.92

 15       2.95       2.95    2.95     2.94     2.94
 16       2.96       2.96    2.96     2.96     2.96
 17       2.98       2.98    2.98     2.98     2.97
 18       3.00       3.00    3.00     2.99     2.99
 19       3.02       3.02    3.01     3.01     3.01

 20       3.04       3.04    3.03     3.03     3.03
 21       3.06       3.05    3.05     3.05     3.05
 22       3.08       3.08    3.07     3.07     3.07
 23       3.10       3.10    3.09     3.09     3.09
 24       3.12       3.12    3.12     3.11     3.11

 25       3.14       3.14    3.14     3.14     3.13
 26       3.17       3.17    3.16     3.16     3.15
 27       3.19       3.19    3.19     3.19     3.18
 28       3.22       3.22    3.22     3.21     3.20
 29       3.25       3.25    3.24     3.24     3.23

 30       3.28       3.28    3.27     3.27     3.26
 31       3.31       3.31    3.30     3.30     3.29
 32       3.34       3.34    3.33     3.33     3.32
 33       3.37       3.37    3.37     3.36     3.35
 34       3.41       3.41    3.40     3.39     3.38

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 35      $3.44      $3.44   $3.44    $3.43    $3.41
 36       3.48       3.48    3.48     3.46     3.45
 37       3.52       3.52    3.52     3.50     3.48
 38       3.57       3.56    3.56     3.54     3.52
 39       3.61       3.61    3.60     3.58     3.56

 40       3.66       3.65    3.65     3.63     3.60
 41       3.71       3.70    3.69     3.67     3.64
 42       3.76       3.75    3.74     3.72     3.68
 43       3.81       3.81    3.79     3.77     3.73
 44       3.87       3.86    3.85     3.82     3.77

 45       3.93       3.92    3.90     3.87     3.82
 46       3.99       3.98    3.96     3.92     3.87
 47       4.05       4.05    4.02     3.98     3.92
 48       4.12       4.11    4.09     4.04     3.97
 49       4.19       4.18    4.15     4.10     4.03

 50       4.27       4.26    4.22     4.17     4.08
 51       4.34       4.33    4.30     4.23     4.14
 52       4.43       4.41    4.37     4.30     4.20
 53       4.51       4.50    4.45     4.37     4.26
 54       4.60       4.59    4.54     4.45     4.32

 55       4.70       4.68    4.62     4.53     4.39
 56       4.80       4.78    4.72     4.61     4.45
 57       4.91       4.89    4.82     4.69     4.51
 58       5.03       5.00    4.92     4.78     4.58
 59       5.15       5.12    5.03     4.87     4.65

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 60      $5.28      $5.25   $5.14    $4.96    $4.71
 61       5.43       5.39    5.27     5.06     4.78
 62       5.58       5.53    5.39     5.16     4.84
 63       5.74       5.69    5.53     5.26     4.90
 64       5.91       5.85    5.66     5.36     4.96

 65       6.10       6.03    5.81     5.46     5.02
 66       6.30       6.21    5.96     5.56     5.08
 67       6.51       6.41    6.12     5.66     5.13
 68       6.73       6.62    6.28     5.77     5.18
 69       6.97       6.84    6.44     5.86     5.23

 70       7.23       7.07    6.61     5.96     5.27
 71       7.51       7.32    6.79     6.05     5.31
 72       7.80       7.58    6.96     6.14     5.34
 73       8.12       7.85    7.14     6.23     5.37
 74       8.46       8.14    7.32     6.31     5.40

 75       8.82       8.45    7.50     6.38     5.42
 76       9.21       8.76    7.67     6.45     5.44
 77       9.63       9.10    7.84     6.51     5.45
 78      10.08       9.44    8.01     6.57     5.47
 79      10.56       9.80    8.17     6.62     5.48

 80      11.07      10.17    8.33     6.66     5.49
 81      11.62      10.55    8.48     6.70     5.49
 82      12.20      10.94    8.61     6.73     5.50
 83      12.82      11.33    8.74     6.76     5.50
 84      13.47      11.73    8.86     6.79     5.51

 85      14.17      12.12    8.97     6.81     5.51


LR466                                                           LR466 (Page 3)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE
FOR EACH $1,000 APPLIED - FEMALE

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 10      $2.80      $2.80   $2.80    $2.80    $2.80
 11       2.81       2.81    2.81     2.81     2.81
 12       2.82       2.82    2.82     2.82     2.82
 13       2.83       2.83    2.83     2.83     2.83
 14       2.85       2.85    2.85     2.84     2.84

 15       2.86       2.86    2.86     2.86     2.86
 16       2.87       2.87    2.87     2.87     2.87
 17       2.89       2.89    2.89     2.88     2.88
 18       2.90       2.90    2.90     2.90     2.90
 19       2.92       2.92    2.92     2.91     2.91

 20       2.93       2.93    2.93     2.93     2.93
 21       2.95       2.95    2.95     2.95     2.94
 22       2.96       2.96    2.96     2.96     2.96
 23       2.98       2.98    2.98     2.98     2.98
 24       3.00       3.00    3.00     3.00     2.99

 25       3.02       3.02    3.02     3.02     3.01
 26       3.04       3.04    3.04     3.03     3.03
 27       3.06       3.06    3.06     3.06     3.05
 28       3.08       3.08    3.08     3.08     3.07
 29       3.10       3.10    3.10     3.10     3.09

 30       3.13       3.13    3.12     3.12     3.12
 31       3.15       3.15    3.15     3.14     3.14
 32       3.18       3.18    3.17     3.17     3.16
 33       3.20       3.20    3.20     3.20     3.19
 34       3.23       3.23    3.23     3.22     3.22

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 35      $3.26      $3.26   $3.26    $3.25    $3.24
 36       3.29       3.29    3.29     3.28     3.27
 37       3.32       3.32    3.32     3.31     3.30
 38       3.35       3.35    3.35     3.34     3.33
 39       3.39       3.39    3.38     3.38     3.37

 40       3.42       3.42    3.42     3.41     3.40
 41       3.46       3.46    3.46     3.45     3.43
 42       3.50       3.50    3.50     3.49     3.47
 43       3.54       3.54    3.54     3.53     3.51
 44       3.59       3.59    3.58     3.57     3.55

 45       3.64       3.63    3.63     3.61     3.59
 46       3.68       3.68    3.67     3.66     3.63
 47       3.73       3.73    3.72     3.71     3.68
 48       3.79       3.79    3.77     3.76     3.72
 49       3.84       3.84    3.83     3.81     3.77

 50       3.90       3.90    3.89     3.86     3.82
 51       3.97       3.96    3.95     3.92     3.88
 52       4.03       4.03    4.01     3.98     3.93
 53       4.10       4.10    4.08     4.04     3.99
 54       4.18       4.17    4.15     4.11     4.04

 55       4.25       4.25    4.22     4.18     4.11
 56       4.34       4.33    4.30     4.25     4.17
 57       4.42       4.41    4.38     4.32     4.23
 58       4.52       4.51    4.47     4.40     4.30
 59       4.61       4.60    4.56     4.48     4.37

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 60      $4.72      $4.70   $4.66    $4.57    $4.44
 61       4.83       4.81    4.76     4.66     4.51
 62       4.95       4.93    4.87     4.75     4.58
 63       5.08       5.05    4.98     4.85     4.65
 64       5.21       5.18    5.10     4.95     4.72

 65       5.36       5.32    5.22     5.05     4.79
 66       5.51       5.47    5.36     5.16     4.86
 67       5.67       5.63    5.50     5.26     4.93
 68       5.85       5.80    5.65     5.37     5.00
 69       6.04       5.98    5.80     5.49     5.06

 70       6.25       6.18    5.97     5.60     5.12
 71       6.47       6.39    6.14     5.71     5.18
 72       6.71       6.62    6.32     5.83     5.23
 73       6.98       6.86    6.50     5.94     5.28
 74       7.26       7.12    6.69     6.04     5.32

 75       7.57       7.40    6.89     6.14     5.35
 76       7.90       7.69    7.09     6.24     5.39
 77       8.26       8.01    7.29     6.33     5.41
 78       8.65       8.34    7.49     6.41     5.43
 79       9.08       8.70    7.69     6.49     5.45

 80       9.54       9.07    7.89     6.55     5.47
 81      10.03       9.47    8.08     6.61     5.48
 82      10.58       9.88    8.26     6.66     5.49
 83      11.16      10.31    8.43     6.70     5.49
 84      11.80      10.75    8.59     6.74     5.50

 85      12.48      11.20    8.74     6.77     5.50


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED

-----------------------------------------------------
     Number of years        Amount of each instalment
      during which
   instalments will be
          paid                Annual         Monthly
-----------------------------------------------------
          5                   $211.99        $17.91
          6                    179.22         15.14
          7                    155.83         13.16
          8                    138.31         11.68
          9                    124.69         10.53
         10                    113.82          9.61
         11                    104.93          8.86

-----------------------------------------------------
    Numbers of years       Amount of each instalment
      during which
   instalments will be
          paid                 Annual        Monthly
-----------------------------------------------------
         12                    $97.54         $8.24
         13                     91.29          7.71
         14                     85.95          7.26
         15                     81.33          6.87
         16                     77.29          6.53
         17                     73.74          6.23
         18                     70.59          5.96

-----------------------------------------------------
    Numbers of years       Amount of each instalment
      during which
   instalments will be
          paid                 Annual         Monthly
-----------------------------------------------------
         19                    $67.78         $5.73
         20                     65.26          5.51
         25                     55.76          4.71
         30                     49.53          4.18


LR466                                                            LR466 (Page 4)

                         OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the group policy to which it is attached as of the Policy Date of Issue. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the certificates issued under the group policy.

If any income optional settlement provides for instalment payments for a given age of payee for an amount which would be the same for different periods certain, the Company will deem that an election has been made for the longest period certain for such age and amount.

While the Insured under the certificate is alive, the request, including the designation of the payee, may be made by the Certificate Owner. At the time a Death Benefit becomes payable under the certificate, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the certificate cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under a certificate may also be settled under any other method of settlement offered by the Company at the time of the request.

                                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY

                                             /s/ Thomas C. Jones
                                                  PRESIDENT



LR467                                                            LR467 (Page 1)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD
TABLE FOR EACH $1,000 APPLIED - UNISEX

---------------------------------------------------------
  Settlement age of       Number of instalments certain
    payee nearest
      birthday            60      120      180       240
---------------------------------------------------------
    Age   Life Annuity
    10        2.84       2.84     2.84     2.84      2.83
    11        2.85       2.85     2.85     2.85      2.85
    12        2.86       2.86     2.86     2.86      2.86
    13        2.88       2.88     2.88     2.87      2.87
    14        2.89       2.89     2.89     2.89      2.89

    15        2.91       2.90     2.90     2.90      2.90
    16        2.92       2.92     2.92     2.92      2.91
    17        2.94       2.94     2.93     2.93      2.93
    18        2.95       2.95     2.95     2.95      2.95
    19        2.97       2.97     2.97     2.96      2.96

    20        2.99       2.99     2.98     2.98      2.98
    21        3.00       3.00     3.00     3.00      3.00
    22        3.02       3.02     3.02     3.02      3.01
    23        3.04       3.04     3.04     3.04      3.03
    24        3.06       3.06     3.06     3.06      3.05

    25        3.08       3.08     3.08     3.08      3.07
    26        3.11       3.11     3.10     3.10      3.10
    27        3.13       3.13     3.13     3.12      3.12
    28        3.15       3.15     3.15     3.15      3.14
    29        3.18       3.18     3.17     3.17      3.16

    30        3.20       3.20     3.20     3.20      3.19
    31        3.23       3.23     3.23     3.22      3.22
    32        3.26       3.26     3.26     3.25      3.24
    33        3.29       3.29     3.29     3.28      3.27
    34        3.32       3.32     3.32     3.31      3.30


---------------------------------------------------------
  Settlement age of       Number of instalments certain
    payee nearest
      birthday            60      120      180       240
---------------------------------------------------------
    Age   Life Annuity
    35        3.35       3.35     3.35     3.34      3.33
    36        3.39       3.39     3.38     3.38      3.36
    37        3.42       3.42     3.42     3.41      3.40
    38        3.46       3.46     3.46     3.45      3.43
    39        3.50       3.50     3.49     3.48      3.47

    40        3.54       3.54     3.54     3.52      3.50
    41        3.59       3.59     3.58     3.56      3.54
    42        3.63       3.63     3.62     3.61      3.58
    43        3.68       3.68     3.67     3.65      3.62
    44        3.73       3.73     3.72     3.70      3.67

    45        3.78       3.78     3.77     3.74      3.71
    46        3.84       3.84     3.82     3.79      3.76
    47        3.90       3.89     3.88     3.85      3.80
    48        3.96       3.95     3.93     3.90      3.85
    49        4.02       4.02     3.99     3.96      3.91

    50        4.09       4.08     4.06     4.02      3.96
    51        4.16       4.15     4.13     4.08      4.01
    52        4.23       4.22     4.20     4.15      4.07
    53        4.31       4.30     4.27     4.21      4.13
    54        4.39       4.38     4.35     4.28      4.19

    55        4.48       4.47     4.43     4.36      4.25
    56        4.57       4.56     4.51     4.43      4.32
    57        4.67       4.65     4.60     4.51      4.38
    58        4.78       4.76     4.70     4.60      4.45
    59        4.89       4.87     4.80     4.68      4.51


---------------------------------------------------------
  Settlement age of       Number of instalments certain
   payee nearest
      birthday            60      120      180       240
---------------------------------------------------------
    Age   Life Annuity
    60        5.00       4.98     4.91     4.77      4.58
    61        5.13       5.10     5.02     4.87      4.65
    62        5.27       5.23     5.13     4.96      4.72
    63        5.41       5.37     5.26     5.06      4.79
    64        5.56       5.52     5.39     5.16      4.85

    65        5.73       5.68     5.52     5.27      4.92
    66        5.90       5.84     5.67     5.37      4.98
    67        6.09       6.02     5.82     5.48      5.04
    68        6.29       6.21     5.97     5.58      5.10
    69        6.51       6.41     6.13     5.69      5.15

    70        6.74       6.63     6.30     5.79      5.20
    71        6.99       6.86     6.47     5.90      5.25
    72        7.25       7.10     6.65     6.00      5.29
    73        7.54       7.36     6.83     6.09      5.33
    74        7.85       7.63     7.02     6.19      5.36

    75        8.19       7.92     7.21     6.27      5.39
    76        8.55       8.23     7.39     6.36      5.42
    77        8.93       8.56     7.58     6.43      5.44
    78        9.35       8.90     7.77     6.50      5.45
    79        9.80       9.26     7.95     6.56      5.47

    80       10.29       9.63     8.12     6.61      5.48
    81       10.81      10.02     8.29     6.66      5.49
    82       11.37      10.42     8.45     6.70      5.49
    83       11.98      10.83     8.60     6.74      5.50
    84       12.62      11.25     8.74     6.76      5.50

    85       13.31      11.67     8.86     6.79      5.51


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED

--------------------------------------------------
 Numbers of years        Amount of each instalment
   during which
instalments will be
       paid               Annual        Monthly
--------------------------------------------------
         5                $211.99       $17.91
         6                 179.22        15.14
         7                 155.83        13.16
         8                 138.31        11.68
         9                 124.69        10.53
        10                 113.82         9.61
        11                 104.93         8.86

--------------------------------------------------
  Number of years        Amount of each instalment
   during which
instalments will be
       paid                Annual        Monthly
--------------------------------------------------
        12                 $97.54        $8.24
        13                  91.29         7.71
        14                  85.95         7.26
        15                  81.33         6.87
        16                  77.29         6.53
        17                  73.74         6.23
        18                  70.59         5.96

--------------------------------------------------
  Number of years        Amount of each instalment
   during which
instalments will be
       paid                Annual        Monthly
--------------------------------------------------
        19                 $67.78        $5.73
        20                  65.26         5.51
        25                  55.76         4.71
        30                  49.53         4.18


LR467                                                             LR467 (Page 3)

                                      LN617
                                   CERTIFICATE

          Insured  JOHN DOE          Certificate Number    SPECIMEN

Initial Specified Amount  $100,000         Certificate Date   December 1, 1995


                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
           A Stock Company    Home Office Location:  900 Cottage Grove Road
                                                    Bloomfield, Connecticut

           MAILING ADDRESS:  CIGNA INDIVIDUAL INSURANCE
                             VARIABLE PRODUCTS SERVICE CENTER - ROUTING S249 HARTFORD, CT 06152-2249

The Company has issued a Flexible Premium Group Variable Life Insurance Policy to the Policyowner named in the Certificate Specifications. This certificate describes the terms and conditions of the group policy. Nothing in the group policy invalidates or impairs any rights granted to the Certificate Owner by the insurance law or this certificate.

The Company agrees to pay the death benefit to the Beneficiary upon receipt of due proof of the Insured's death during the continuance of the certificate. The Company further agrees to pay the surrender value to the Certificate Owner on the Coverage Date provided the Insured is then alive.

RIGHT TO EXAMINE THIS CERTIFICATE. The certificate may be returned to the insurance agent through whom it was purchased or to the Company within 45 days of the date the application is signed by the Certificate Owner or within 10 days after receipt of the certificate, (20 days after its receipt where required by law for a certificate issued in replacement of other insurance), whichever is later. During this period, the premium paid will be placed in the Fixed Account, and if the certificate is so returned, it will be deemed void from the Certificate Date and the Company will refund all premium paid. If the certificate is not returned during the right-to-examine period, the premium payment will be processed as set forth in the "Allocation of Premium Payments" provision.

ALL BENEFITS AND VALUES PROVIDED BY THIS CERTIFICATE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT ARE VARIABLE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

THE DEATH BENEFIT AMOUNT ON THE CERTIFICATE DATE EQUALS THE INITIAL SPECIFIED AMOUNT OF THE CERTIFICATE. THEREAFTER, THE DEATH BENEFIT MAY VARY UNDER THE CONDITIONS DESCRIBED UNDER THE "INSURANCE COVERAGE PROVISIONS". THE DURATION OF COVERAGE IS VARIABLE AND MAY INCREASE OR DECREASE WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE VARIABLE ACCOUNT.

The certificate is issued and accepted subject to the terms set forth on the following pages, which are made a part of the certificate. In consideration of the application and the payment of premiums as provided, this certificate is executed by Connecticut General Life Insurance Company as of its Certificate Date.

                                                  /s/ Thomas G. Jones
                                                        PRESIDENT


               Registrar

           FLEXIBLE PREMIUM GROUP VARIABLE LIFE INSURANCE CERTIFICATE
Variable life insurance payable in the event of death before the Coverage Date.
                  Surrender Value payable on the Coverage Date
    Flexible premiums payable to Coverage Date or prior death of the Insured. Non-participating. Investment results reflected in certificate benefits.
LN617

                                TABLE OF CONTENTS

                                                                            PAGE

CERTIFICATE SPECIFICATIONS . . . . . . . . . . . . . . . . . . . . . . . . . . 3

LIST OF VARIABLE ACCOUNT SUB-ACCOUNTS. . . . . . . . . . . . . . . . . . . . . 5

SCHEDULE 1:  SURRENDER CHARGES . . . . . . . . . . . . . . . . . . . . . . . . 7

SCHEDULE 2:  EXPENSE CHARGES AND FEES. . . . . . . . . . . . . . . . . . . . . 8

SCHEDULE 3:  TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES . . . . . . . 9

SCHEDULE 4:  CORRIDOR PERCENTAGES TABLE. . . . . . . . . . . . . . . . . . . .10

DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

PREMIUM AND REINSTATEMENT PROVISIONS . . . . . . . . . . . . . . . . . . . . .12

OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS . . . . . . . . . . . . . . .13

VARIABLE ACCOUNT PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . .14

CERTIFICATE VALUES PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . .15

TRANSFER PRIVILEGE PROVISION . . . . . . . . . . . . . . . . . . . . . . . . .18

NONFORFEITURE AND SURRENDER VALUE PROVISIONS . . . . . . . . . . . . . . . . .19

LOAN PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19

INSURANCE COVERAGE PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . . .20

GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .22


FOLLOWED BY OPTIONAL METHODS OF SETTLEMENT AND ANY RIDERS

NOTE:  PAGES 4 AND 6 ARE INTENTIONALLY "BLANK".




LN617                                                            2

                           CERTIFICATE SPECIFICATIONS

                   Insured  John Doe      Certificate Number  SPECIMEN
 Initial Specified Amount  $100,000          Certificate Date  December 1, 1995
 Minimum Specified Amount  $100,000                Issue Age  35
     Monthly Anniversary Day  15             Premium Class  Nonsmoker
         Group Policy Number  SPECIMEN

LN617 FLEXIBLE PREMIUM GROUP VARIABLE LIFE INSURANCE

DEATH BENEFIT: The Death Benefit Option initially elected under this certificate is Death Benefit Option 1. (See "Insurance Coverage Provisions").

PREMIUM PAYMENTS:  Initial premium paid with application  $580.00
                   Planned Premium $100.00
                   Additional premium payments may vary by frequency or amount.
PAYMENT MODE:   Annually
GUARANTEED INITIAL DEATH BENEFIT PREMIUM:    $2,249.70, or cumulative premium
                                             payments as of any Monthly
                                             Anniversary Day during the first 5
                                             Certificate Years must be at least
                                             equal to 1/60th of this amount
                                             times the sum of 1 plus the number
                                             of full months that have elapsed
                                             between the Certificate Date and
                                             the applicable Monthly Anniversary
                                             Day.  (Such payment(s) will
                                             guarantee a minimum death benefit
                                             equal to the Initial Specified
                                             Amount during the first 5
                                             Certificate Years, assuming there
                                             have been no loans or surrenders.
                                             See "Minimum Premiums" provision).
                                             If premiums paid less any partial
                                             surrenders and the certificate
                                             loans exceed the minimum premium,
                                             the certificate will not lapse
                                             during the first 5 certificate
                                             years.

NOTE: This certificate may terminate prior to the Coverage Date if actual premiums paid, interest credited and market performance are insufficient to maintain a positive surrender value to continue coverage to that date. The Coverage Date is the Certificate Anniversary nearest the Insured's age 100.

GUIDELINE ANNUAL PREMIUM AMOUNT: $1,177.05
NOTE: A separate Guideline Annual Premium Amount will apply to increases if any, in Specified Amount.

LIMITS ON ALLOCATION OF NET PREMIUM PAYMENTS: The minimum allocation percentage to the Fixed Account or a Variable Account Sub-Account is 10%. All allocations must be made in whole percentages and in aggregate must total 100%. Premium payments will be allocated net of the Premium Load specified in Schedule 2.

LIMITS ON TRANSFERS: Transfer(s) from the Fixed Account may only be made during the 30-day period following each Certificate Anniversary and is (are) subject to a maximum aggregate annual limit of 20% of the Fixed Account Value as of that Certificate Anniversary. Additionally, the Company has the right to limit the dollar amount of such transfers.

GUARANTEED MINIMUM INTEREST RATES: The interest rate used to credit interest on the Fixed Account Value may vary but will never be less than .010746% compounded daily (4% compounded yearly).

The interest rate used to credit interest on the Loan Account Value may vary but will never be less than the loan interest rate less 2% per year during Certificate Years 1 through 10 and less 1% per year thereafter. (As of the Certificate Date, the difference between the loan interest rate charged and the interest rate credited on the Loan Account Value is 1% per year for Certificate Years 1 through 10 and .50% per year thereafter.)

POLICYOWNER:  CIGNA VARIABLE PRODUCTS TRUST (DATED 06/07/95)
JURISDICTION OF ISSUE OF GROUP POLICY:  RHODE ISLAND
CERTIFICATE OWNER:  THE INSURED
BENEFICIARY:  MARY DOE, WIFE


LN617                                                                          3

                      LIST OF VARIABLE ACCOUNT SUB-ACCOUNTS


FUND GROUPS                                  FUNDS (SUB-ACCOUNTS)


AIM
   AIM Variable Insurance Funds, Inc.        AIM V.I. Capital Appreciation Fund
                                             AIM V.I. Diversified Income Fund
                                             AIM V.I. Growth Fund
                                             AIM V.I. Value Fund

FIDELITY INVESTMENTS
   Variable Insurance Products Fund          Equity-Income Portfolio
   Variable Insurance Products Fund II       Asset Manager Portfolio
                                             Investment Grade Bond Portfolio

MASSACHUSETTS FINANCIAL SERVICES
   MFS Variable Insurance Trust              MFS Total Return Series
                                             MFS Utilities Series
                                             MFS World Governments Series

QUEST FOR VALUE
  Quest for Value Accumulation Trust         Quest Global Equity Portfolio
                                             Quest Managed Portfolio
                                             Quest Small Cap Portfolio

TEMPLETON
   Templeton Variable Product Funds          Templeton Asset Allocation Fund
                                             Templeton International Fund
                                             Templeton Stock Fund



NOTE:  NET PREMIUM PAYMENTS MAY ALSO BE ALLOCATED TO THE FIXED
        ACCOUNT.








VARIABLE ACCOUNT SEPARATE ACCOUNT:   CG Variable Life Insurance Separate Account
II: A Connecticut General Life Insurance Company separate Investment Account which was established on July 6, 1994.



LN617                                                                          5

                         SCHEDULE 1:   SURRENDER CHARGES

Surrender charges are used in the determination of the surrender value of the certificate and are assessed upon surrender of the certificate. Such charges are applicable within 10 years of the Certificate Date and within 10 years following the date of any increase in Specified Amount. The surrender charge is calculated as (a) times (b), where (a) is the sum of (i) a Deferred Sales Charge and (ii) a Deferred Administrative Charge and (b) is the applicable Surrender Charge Grading Factor from the table below, but in no event will the surrender charge ever exceed the maximum surrender charge allowed by law.

(a) (i) The Deferred Sales Charge is based on the actual premium paid and the applicable Guideline Annual Premium Amount, and is calculated as follows:

     DURING CERTIFICATE YEAR*:

     1 and 2 28.5% of the sum of premiums paid up to an amount equal to the Guideline Annual Premium Amount, plus 8.5% of the sum of premiums paid between one and two times the Guideline Annual Premium Amount, plus 7.5% of the sum of premiums paid in excess of two times the Guideline Annual Premium Amount.

     3 through 10   Same dollar amount as end of Certificate Year* 2.

    (ii) The Deferred Administrative Charge is $6.00 per $1,000 of Specified Amount.

(b)  SURRENDER CHARGE GRADING FACTORS
            Certificate Years* 1-5      100%
            Certificate Year    6        80%
            Certificate Year    7        60%
            Certificate Year    8        40%
            Certificate Year    9        20%
            Certificate Year   10         0%

     If a surrender becomes effective at other than the end of a Certificate Year, any applicable surrender charge grading factor will be applied on a pro rata basis as of such effective date.

     *NUMBER OF CERTIFICATE YEARS ELAPSED SINCE THE CERTIFICATE DATE OR FROM THE EFFECTIVE DATE(S) OF ANY INCREASE(S) IN SPECIFIED AMOUNT.

No surrender charge is applied upon either a partial surrender or a decrease in Specified Amount, however, a transaction fee of $25 is assessed for each partial surrender and will be processed as set forth in the "Partial Surrender" provision, and for any decrease in Specified Amount effected while surrender charges apply under the certificate, there will be no change in the surrender charge from that which was applicable before the decrease took effect.









LN617                                                                          7

                      SCHEDULE 2:  EXPENSE CHARGES AND FEES

PREMIUM LOAD. A charge equal to 5.0% of each premium payment will be deducted to cover applicable state taxes, federal income tax liabilities, and a portion of sales expenses.

MONTHLY ADMINISTRATIVE FEE. A monthly deduction is made on each Monthly Anniversary Day. (See "Monthly Deduction" provision.) It includes an administrative fee charge, cost of insurance charges and any charges for supplemental riders or optional benefits.

The monthly administrative fee as of the Certificate Date is $15.00 per month during the first Certificate Year and $5.00 per month during subsequent Certificate Years. This fee may be changed by the Company after the first Certificate Year based on its expectations of future expenses, but the amount of such fee is guaranteed not to exceed $10.00 per month.

CHARGES AND FEES ASSOCIATED WITH THE VARIABLE ACCOUNT SUB-ACCOUNTS. For mortality and expense risk, an asset charge is deducted from each Variable Account Sub-Account at the end of each Valuation Period. This charge may be changed by the Company from time to time, but it is guaranteed not to exceed a daily rate which is equivalent to .90% annually of a Sub-Account's Value. As of the Certificate Date, this charge was equal to a daily rate which is equivalent to .80% annually during Certificate Years 1 through 12 and a daily rate which is equivalent to .55% annually during the 13th and later Certificate Years.

In addition, Daily Fund Operating Expenses will be applied by each Fund as set forth in the prospectus for the applicable Fund(s).

TRANSFER FEE. A transaction fee of $25 applies to each transfer in excess of 12 made during any Certificate Year.



LN617                                                            8

         SCHEDULE 3: TABLE OF GUARANTEED MAXIMUM COST OF INSURANCE RATES (ATTAINED AGE MONTHLY RATES PER $1,000 OF NET AMOUNT AT RISK)

SPECIAL NOTE:  The actual monthly cost of insurance rates charged under this certificate will vary based on the sex, attained age (nearest birthday) and Premium Class of the person insured; however, they will not exceed the rates shown in the table below. In determining the monthly cost of insurance, the Company will add the amount of the Flat Extra Monthly Insurance Cost, if any, shown in the Certificate Specifications. If the person insured is in a rated premium class, the Guaranteed Maximum Life Insurance Rates will be those in the table multiplied by the Risk Factor, if any, shown in the Certificate Specifications. The rates below are based on the 1980 CSO Tables (Male or Female as appropriate).

ATTAINED                        ATTAINED                        ATTAINED
   AGE       MALE     FEMALE       AGE       MALE     FEMALE       AGE       MALE     FEMALE
(NEAREST    MONTHLY   MONTHLY   (NEAREST    MONTHLY   MONTHLY   (NEAREST    MONTHLY   MONTHLY
BIRTHDAY)    RATE      RATE     BIRTHDAY)    RATE      RATE     BIRTHDAY)    RATE      RATE
-----------------------------  ------------------------------   -----------------------------
    0       0.34845   0.24089      35       0.17586   0.13752       70      3.30338   1.84590
    1       0.08917   0.07251      36       0.18670   0.14669       71      3.62140   2.02325
    2       0.08251   0.06750      37       0.20004   0.15752       72      3.98666   2.24419
    3       0.08167   0.06584      38       0.21505   0.17003       73      4.40599   2.51548
    4       0.07917   0.06417      39       0.23255   0.18503       74      4.87280   2.83552
-----------------------------      --------------------------       -------------------------

    5       0.07501   0.06334      40       0.25173   0.20171       75      5.37793   3.19685
    6       0.07167   0.06084      41       0.27424   0.22005       76      5.91225   3.59370
    7       0.06667   0.06000      42       0.29675   0.23922       77      6.46824   4.01942
    8       0.06334   0.05834      43       0.32260   0.25757       78      7.04089   4.47410
    9       0.06167   0.05750      44       0.34929   0.27674       79      7.64551   4.97042
-----------------------------      --------------------------       -------------------------

    10      0.06084   0.05667      45       0.37931   0.29675       80      8.30507   5.52957
    11      0.06417   0.05750      46       0.41017   0.31677       81      9.03761   6.17118
    12      0.07084   0.06000      47       0.44353   0.33761       82      9.86724   6.91414
    13      0.08251   0.06250      48       0.47856   0.36096       83     10.80381   7.77075
    14      0.09584   0.06667      49       0.51777   0.38598       84     11.82571   8.72632
-----------------------------      --------------------------       -------------------------

    15      0.11085   0.07084      50       0.55948   0.41350       85     12.91039   9.76952
    16      0.12585   0.07501      51       0.60870   0.44270       86     14.03509  10.89151
    17      0.13919   0.07917      52       0.66377   0.47523       87     15.18978  12.08770
    18      0.14836   0.08167      53       0.72636   0.51276       88     16.36948  13.35774
    19      0.15502   0.08501      54       0.79730   0.55114       89     17.57781  14.70820
-----------------------------      --------------------------       -------------------------

    20      0.15836   0.08751      55       0.87326   0.59118       90     18.82881  16.15259
    21      0.15919   0.08917      56       0.95591   0.63123       91     20.14619  17.71416
    22      0.15752   0.09084      57       1.04192   0.66961       92     21.57655  19.43814
    23      0.15502   0.09251      58       1.13378   0.70633       93     23.20196  21.40786
    24      0.15169   0.09501      59       1.23235   0.74556       94     25.28174  23.83051
-----------------------------      --------------------------       -------------------------

    25      0.14752   0.09668      60       1.34180   0.78979       95     28.27411  27.16158
    26      0.14419   0.09918      61       1.46381   0.84488       96     33.10677  32.32378
    27      0.14252   0.10168      62       1.60173   0.91417       97     41.68475  41.21204
    28      0.14169   0.10501      63       1.75809   1.00267       98     58.01259  57.81394
    29      0.14252   0.10835      64       1.93206   1.10539       99     83.33333  83.33333
-----------------------------      --------------------------       -------------------------

    30      0.14419   0.11251      65       2.12283   1.21731
    31      0.14836   0.11668      66       2.32623   1.33511
    32      0.15252   0.12085      67       2.54312   1.45461
    33      0.15919   0.12502      68       2.77350   1.57247
    34      0.16669   0.13168      69       3.02328   1.69955
-----------------------------      --------------------------


LN617                                                                          9

                     SCHEDULE 4:  CORRIDOR PERCENTAGES TABLE


As of the Certificate Date the formula in effect to determine the amount under item (b) of both Death Benefit Option 1 and Death Benefit Option 2 is based on a percent of the Accumulation Value as determined from the following table:

        INSURED'S          CORRIDOR             INSURED'S          CORRIDOR
     ATTAINED AGE        PERCENTAGE          ATTAINED AGE        PERCENTAGE
     ------------        ----------          ------------        ----------
            0-40             250%                    70                115%
             41              243                     71                113
             42              236                     72                111
             43              229                     73                109
             44              222                     74                107
        ----------       ----------           ------------        ----------
             45              215                     75                105
             46              209                     76                105
             47              203                     77                105
             48              197                     78                105
             49              191                     79                105
        ----------       ----------           ------------        ----------
             50              185                     80                105
             51              178                     81                105
             52              171                     82                105
             53              164                     83                105
             54              157                     84                105
        ----------       ----------           ------------        ----------
             55              150                     85                105
             56              146                     86                105
             57              142                     87                105
             58              138                     88                105
             59              134                     89                105
        ----------       ----------           ------------        ----------
             60              130                     90                105
             61              128                     91                104
             62              126                     92                103
             63              124                     93                102
             64              122                     94                101
        ----------       ----------           ------------        ----------
             65              120                     95                100
             66              119                     96                100
             67              118                     97                100
             68              117                     98                100
             69              116                     99                100
        ----------       ----------           ------------        ----------





LN617                                                                         10

                                   DEFINITIONS

ACCUMULATION VALUE.  The sum of (i) the then current value of the Fixed Account,
(ii) all of the then current values of the Variable Account Sub-Accounts (i.e. the Variable Account Value), and (iii) the Loan Account Value.

CERTIFICATE ANNIVERSARIES AND CERTIFICATE YEARS. Twelve-month periods measured from the Certificate Date.

CERTIFICATE DATE (OR "DATE OF ISSUE"). The date on which the certificate becomes effective. The Certificate Date is shown in the Certificate Specifications. The term "Date of Issue", by itself, shall mean Certificate Date.

CERTIFICATE OWNER (OR "OWNER"). The Certificate Owner is defined under "Ownership, Assignment and Beneficiary Provisions". The term "Owner", by itself, shall mean Certificate Owner.

COMPANY.  Connecticut General Life Insurance Company.

DUE PROOF OF DEATH. An original certified copy of an official death certificate, an original certified copy of a decree of a court of competent jurisdiction as to the finding of death, or any other proof of death satisfactory to the Company.

FIXED ACCOUNT. The account which provides for a guaranteed minimum interest rate. The Company may, at its discretion, credit a higher current rate of interest. Fixed Account assets are general assets of the Company and are distinguishable from those allocated to a separate account of the Company.

FUND(S). The Portfolio(s) of Fund Groups whose shares are acquired for the Variable Account Sub-Accounts in which Net Premium Payments or transfers may be invested.

FUND GROUPS. The open-end management investment companies (mutual funds) registered under the Investment Company Act of 1940, as amended, (hereinafter referred as the "1940 Act"), one or more of whose Portfolio(s)' shares are made available as investment vehicles for the policies through the Variable Account Sub-Accounts.

HOME OFFICE.   The term "Home Office" means the home office of Connecticut
General Life Insurance Company, the mailing address of which for this certificate is CIGNA Individual Insurance, Variable Products Service Center - Routing S249, Hartford, Connecticut 06152-2249.

IN WRITING. The term "in writing" means in a written form satisfactory to the Company and received by the Company at its Home Office.

LOAN ACCOUNT. The account in which certificate indebtedness (outstanding loans and interest) accrues once it is transferred out of the Fixed Account and Variable Account Sub-Accounts. The Loan Account is part of the Company's general account.

LOAN ACCOUNT VALUE. The value of the Loan Account, the amount of which equals the indebtedness under the certificate.

MONTHLY ANNIVERSARY DAY. The day of the month, as shown in the Certificate Specifications, when the Company deducts certain charges. If that day does not occur on a Valuation Day or is nonexistent for that month, then such charges will be deducted on the next Valuation Day.

NET ACCUMULATION VALUE. An amount equal to the Accumulation Value less the amount of indebtedness, if any, in the Loan Account.

NET PREMIUM PAYMENT. The amount of a premium payment, less the premium load shown in Schedule 2. A Net Premium Payment is the amount available for allocation to the Fixed Account and the Variable Account Sub-Accounts.

POLICYOWNER.  The person or entity designated in the Certificate Specifications.

SEC.  The Securities and Exchange Commission.

SUB-ACCOUNT. That portion of the Variable Account which invests in shares of a specific Fund.


LN617                                                                    11

VALUATION DAY. Every day on which the New York Stock Exchange ("NYSE") is open for business, except any day on which trading on the NYSE is restricted, or on which an emergency exists, as determined by the SEC, so that valuation or disposal of securities is not practicable.

VALUATION PERIOD. The period of time for which a Fund determines its net asset value; a Valuation Period begins on the day following a Valuation Day and ends on the next Valuation Day. A Valuation Period may be more than one day in length.

VARIABLE ACCOUNT.   The account consisting of all Sub-Account(s) invested in
shares of the Fund(s). Variable Account assets are separate account assets of the Company, the investment performance of which is kept separate from that of the general assets of the Company and are not chargeable with the general liability of the Company.

VARIABLE ACCUMULATION UNIT. A unit of measure used in the calculation of the value of each Variable Account Sub-Account.

                      PREMIUM AND REINSTATEMENT PROVISIONS

PAYMENT OF PREMIUMS. All premiums are payable at the Home Office or to an authorized representative of the Company. The first premium is due on the Certificate Date and is payable in advance. Additional premiums may be paid under the certificate before the Coverage Date subject to the consent of the Company and the requirements specified under the "Minimum Premiums" and "Additional Premiums" provisions. Receipts signed by the President or Secretary and duly countersigned will be furnished upon request.

MINIMUM PREMIUMS. The minimum premium for the certificate is the amount necessary to maintain a positive surrender value as set forth under the "Grace Period" provision. The Guaranteed Initial Death Benefit Premium, as shown in the Certificate Specifications, is not mandatory but is the premium amount necessary to guarantee that the death benefit will not be less than the Initial Specified Amount during the first 5 Certificate Years regardless of market performance, assuming that there are no loans or partial surrenders under the certificate. If premiums paid less any partial surrenders and certificate loans exceed the minimum premium, the certificate will not lapse during the first 5 certificate years

PLANNED PREMIUMS. The Company will send premium reminder notices for the amounts and frequency of payments established by the Certificate Owner. Changes in the amounts or frequency of such planned periodic payments by the Certificate Owner will be subject to the consent of the Company.

COVERAGE DATE. Payment of (a) the Guaranteed Initial Death Benefit Premium shown in the Certificate Specifications, or (b) Planned Premiums payable in accordance with the payment mode specified, may not continue the certificate in force until the Coverage Date even if the amount is paid as scheduled. The Coverage Date is not guaranteed based upon the level of Planned Premiums. The period for which the certificate will continue will depend on:

1.   The amount, timing, and frequency of premium payment;
2.   Changes in the Specified Amount and Death Benefit options;
3.   Interest credits and insurance costs;
4.   Changes in deductions for riders, if any; and
5.   Partial withdrawals and loans.

ADDITIONAL PREMIUMS. In addition to planned premiums, if any, additional premium payments of at least $100.00 each may be made before the Coverage Date during the continuance of the certificate. The Company reserves the right to limit the amount or number of any such additional premium payments if such is necessary to qualify the certificate as life insurance under the Internal Revenue Code.

Unless otherwise specified by the Certificate Owner, if there is any certificate indebtedness, any additional premiums paid will be used first as a loan repayment with any excess applied as an additional premium.

ALLOCATION OF NET PREMIUM PAYMENTS. Net Premium Payments may be allocated to the Fixed Account and/or to Variable Account Sub-Accounts under the certificate subject to the "Limits on Allocation of Net Premium Payments" shown in the Certificate Specifications. The Net Premium Payment associated with the initial premium payment will be allocated within 3 business days of the expiration of the "Right to Examine This Certificate" period in accordance with the allocation percentages specified in the application. Subsequent Net Premium Payments will be allocated on the same basis as the most recent previous Net Premium Payment unless the Company is otherwise instructed in writing to change the allocation percentages.


LN617                                                                         12

GUIDELINE ANNUAL PREMIUM AMOUNT.   The level annual amount as shown in the
Certificate Specifications as of the Certificate Date is an amount calculated in accordance with SEC Rule 6e-3(T) under the 1940 Act as in effect on such date. The Guideline Annual Premium Amount under this certificate is used in determining the amount of the surrender charges if the certificate is surrendered during a period for which surrender charges are applicable.

GRACE PERIOD. If the surrender value on any Monthly Anniversary Day is less than the required monthly deduction, a grace period of 61 days will be granted to pay a premium sufficient to cover the required monthly deduction. If, however, the Guaranteed Initial Death Benefit Premium requirement as set forth in the Certificate Specifications is met, the certificate will not lapse during the first 5 Certificate Years and a minimum death benefit amount at least equal to the Initial Specified Amount will be guaranteed during that period, regardless of market performance (assuming that there are no loans or partial surrenders under the certificate). If premiums paid less any partial surrenders and certificate loans exceed the minimum premium, the certificate will not lapse during the first 5 certificate years.

At least 31 days before the end of the grace period the Company will send a notice that there is insufficient value under the certificate. The notice will show the amount of premium required to cover the monthly deduction to prevent the certificate from lapsing and will be mailed to the last known addresses of the Certificate Owner and the assignee of record with the Company, if any. If such premium, as billed by the Company, is not paid within the grace period, all coverage under the certificate will terminate without value at the end of the grace period. If the Insured dies during the grace period, the Company will deduct any overdue monthly deductions from the benefits.

REINSTATEMENT. After the certificate has lapsed due to the expiration of a grace period, it may be reinstated any time during the Insured's lifetime prior to the Coverage Date provided: (a) it has not been surrendered for cash, (b) a written application for reinstatement is submitted to the Company, (c) evidence of insurability satisfactory to the Company is furnished, (d) enough premium is paid to keep the certificate in force for at least 2 months, and (e) any indebtedness against the certificate increased by any loan interest is paid or reinstated.

The effective date of the reinstated certificate will be the Monthly Anniversary Day next following the date the application for reinstatement is approved by the Company. The surrender charges set forth in Schedule 1 will be reinstated as of the Certificate Year in which the certificate lapsed.

                OWNERSHIP, ASSIGNMENT AND BENEFICIARY PROVISIONS

CERTIFICATE OWNER. The Certificate Owner on the Certificate Date will be the person designated in the Certificate Specifications. If no person is designated as Certificate Owner, the Insured will be the Certificate Owner.

RIGHTS OF CERTIFICATE OWNER. While the Insured is alive, the Certificate Owner may exercise all rights and privileges under the certificate including the right
to:   (a) release or surrender the certificate to the Company, (b) agree with the Company to any change in or amendment to the certificate, (c) transfer all rights and privileges to another person, (d) change the Beneficiary, and (e) assign the certificate.

All rights and privileges of the Certificate Owner may be exercised without the consent of any designated transferee, or any Beneficiary if the Certificate Owner has reserved the right to change the Beneficiary. All such rights and privileges, however, may be exercised only with the consent of any assignee recorded with the Company.

Unless provided otherwise, if the Certificate Owner is a person other than the Insured and dies before the Insured, all the rights and privileges of the Certificate Owner will vest in the Certificate Owner's executors, administrators or assigns.

TRANSFER OF CERTIFICATE OWNERSHIP.   The Certificate Owner may transfer all
rights and privileges of the Certificate Owner. On the effective date of transfer, the transferee will become the Certificate Owner and will have all the rights and privileges of the Certificate Owner. The Certificate Owner may revoke any transfer prior to its effective date.

Unless provided otherwise, a transfer will not affect the interest of any Beneficiary designated prior to the effective date of transfer.


LN617                                                                         13

A transfer of Certificate Ownership, or a revocation of transfer, must be in writing on a form satisfactory to the Company and filed at the Home Office. A transfer, or a revocation, will not take effect until recorded in writing by the Company. When a transfer or revocation has been so recorded, it will take effect as of the effective date specified by the Certificate Owner. Any payment made or any action taken or allowed by the Company before the transfer, or the revocation, is recorded will be without prejudice to the Company.

ASSIGNMENT. The Company will not be affected by any assignment of the certificate until the original assignment or a certified copy of the assignment is filed at the Home Office.

The Company does not assume responsibility for the validity or sufficiency of any assignment. An assignment of the certificate will operate so long as the assignment remains in force.

To the extent provided under the terms of the assignment, an assignment will transfer the interest of any designated transferee or of any Beneficiary if the Certificate Owner has reserved the right to change the Beneficiary.

BENEFICIARY. The Beneficiary on the Certificate Date will be the person designated in the Certificate Specifications.

Unless provided otherwise, the interest of any Beneficiary who dies before the Insured will vest in the Certificate Owner or the Certificate Owner's executors, administrators or assigns.

CHANGE OF BENEFICIARY. A new Beneficiary may be designated from time to time. A request for change of Beneficiary must be in writing on a form satisfactory to the Company and filed at the Home Office. The request must be signed by the Certificate Owner. The request must also be signed by the Beneficiary if the right to change the Beneficiary has not been reserved to the Certificate Owner.

A change of Beneficiary will not take effect until recorded in writing by the Company. When a change of Beneficiary has been so recorded, whether or not the Insured is then alive, it will take effect as of the date the request was signed. Any payment made or any action taken or allowed by the Company before the change of Beneficiary is recorded will be without prejudice to the Company.

Unless provided otherwise, the right to change any Beneficiary is reserved to the Certificate Owner.

                           VARIABLE ACCOUNT PROVISIONS

VARIABLE ACCOUNT AND SUB-ACCOUNTS. Assets accumulated on a variable basis are held in the Variable Account Separate Account designated in this certificate on page 5 which was established by a resolution of the Company's Board of Directors as a "separate account" under governing law of Connecticut, the Company's state of domicile, is registered as a unit investment trust under the 1940 Act and is subject to the law of the state in which this certificate is delivered. Under Connecticut law, the Variable Account assets (except assets in excess of its reserves and other contract liabilities) cannot be charged with the general liabilities of the Company. The Variable Account assets are owned and controlled exclusively by the Company, and the Company is not a trustee with respect to those assets.

The Variable Account is divided into Sub-Accounts. Each Sub-Account's assets are invested in shares of a particular Fund of one of the Fund Groups made available as funding vehicles under this certificate. For each Sub-Account, the Company maintains Variable Accumulation Units whose values reflect the investment performance of the Fund whose shares are held in that Sub-Account.

Subject to any vote by persons having the right under the 1940 Act to vote thereon, the Company may elect to operate the Variable Account as a management company rather than a unit investment trust under the 1940 Act, or, if registration is no longer required, to deregister the Variable Account. In such event, the Company may endorse this certificate to reflect such change and any necessary or appropriate action taken to effect the change. Any changes in Variable Account investment policy shall have been approved by the Connecticut Insurance Commissioner and approved or filed, as required, in the state or other jurisdiction where this certificate was issued.


LN617                                                                   14

INVESTMENT RISK. Each Sub-Account's assets are always fully invested in the shares of the particular Fund purchased for that Sub-Account. Each Sub-Account's investment performance reflects the investment performance of that Fund. Fund share values fluctuate, reflecting the risks of changing economic conditions and the ability of a Fund Group's investment adviser or sub-adviser to manage that Fund and anticipate changes in economic conditions. As to the Variable Account assets, the Certificate Owner bears the entire investment risk of gain or loss.

INVESTMENTS OF THE VARIABLE ACCOUNT SUB-ACCOUNTS. All amounts allocated to a Variable Account Sub-Account will be used to purchase shares of the specific Fund of a Fund Group used by that Sub-Account. Each Fund Group is registered under the 1940 Act as an open-end management investment company, and each Fund of that Fund Group is regulated as an open-end management investment company.

All Funds available as funding vehicles under this certificate as of the Certificate Date are listed in the application for the certificate and on page 5 of the certificate. The Company may add additional Fund Groups and additional Funds at any time or may change Funds or Fund Groups in accordance with the "Substituted Securities" provision.

Any and all distributions made by a Fund will be reinvested in additional shares of that Fund at net asset value. Deductions by the Company from a Sub-Account will be made by redeeming a number of Fund shares at net asset value equal in total value to the amount to be deducted.

SUBSTITUTED SECURITIES. Shares corresponding to a particular Fund may not always be available for purchase or the Company may decide that further investment in such Fund is no longer appropriate in view of the purposes of the Variable Account or in view of legal, regulatory or federal income tax restrictions. In such event, shares of another registered open-end investment company or unit investment trust may be substituted both for Fund shares already purchased and/or as the securities to be purchased in the future, provided that these substitutions meet applicable Internal Revenue Service diversification guidelines and any necessary regulatory or other approvals of such substitutions have been obtained. In the event of any substitution pursuant to this provision, the Company may make appropriate endorsement(s) to this certificate to reflect the substitution.

                          CERTIFICATE VALUES PROVISIONS

ACCUMULATION VALUE. The Accumulation Value equals the sum of (i) the then current value of the Fixed Account (ii) all of the then current values of the Variable Account Sub-Accounts (i.e. the Variable Account Value), and (iii) the Loan Account Value. At any point in time, therefore, the Accumulation Value reflects (a) Net Premium Payments made, (b) interest credited under the Fixed Account, (c) the amount of any partial surrenders, (d) interest charged and credited under the Loan Account, (e) any transfer fees, (f) all monthly and other deductions as specified below, (g) the daily mortality and expense deduction specified under Schedule 2, and (h) any increases or decreases as a result of market performance in the Variable Account Sub-Accounts.

CALCULATION OF ACCUMULATION VALUE. On each Valuation Day after the Certificate Date, the Accumulation Value will be equal to (1), plus (2), plus (3), minus
(4), plus or minus (5) as the case may be, minus (6), minus (7), minus (8), and if the Valuation Day is the same as a Monthly Anniversary Day, minus (9), where;

(1)  is the Accumulation Value on the preceding Valuation Day;

(2) is all premiums received since the preceding Valuation Day less the premium load charges from Schedule 2;

(3) the interest credited under the Fixed Account and the Loan Account since the preceding Valuation Day;


LN617                                                                         15

(4) the interest charged against the Loan Account since the preceding Valuation Day;

(5) is the gain or loss in the Variable Account Value based on market performance since the last Valuation Day;

(6)  the charges and fees associated with the Variable Account Sub-Accounts from
     Schedule 2;

(7)  the amount of any partial surrenders since the preceding Valuation Day;

(8)  any transaction fees assessed since the preceding Valuation Day;

(9)  is the monthly deduction  for the month following the Monthly Anniversary
     Day.

FIXED ACCOUNT VALUE. The Fixed Account Value, if any, with respect to this certificate, at any point in time, is equal to the sum of the Net Premium Payments allocated or other amounts (net of any charges) transferred to the Fixed Account plus interest credited to such account less the monthly deductions applied to such account and less any partial surrenders or amounts transferred from the Fixed Account.

INTEREST CREDITED UNDER FIXED ACCOUNT. The Company will credit interest to the Fixed Account daily. The interest rate applied to the Fixed Account will be the greater of: (a) .010746% compounded daily, (4% compounded yearly), or (b) a rate determined by the Company from time to time. Such rate will be established on a prospective basis and may vary by the certificate issue year and duration.

VARIABLE ACCOUNT VALUE. The Variable Account Value, if any, for any Valuation Period is equal to the sum of the then current values of all Variable Account Sub-Accounts under the certificate. The value of each Variable Account Sub-Account is determined by multiplying the number of Variable Accumulation Units, if any, credited or debited to such Variable Account Sub-Account with respect to this certificate by the Variable Accumulation Unit Value of the particular Variable Account Sub-Account for such Valuation Period.

CREDITING AND CANCELLING VARIABLE ACCUMULATION UNITS. Upon receipt of a premium payment or a request for transfer of funds from the Fixed Account, all or that portion, if any, of the Net Premium Payment to be allocated to the Variable Account Sub-Accounts and/or the net amount transferred will be credited to the Variable Account in the form of Variable Accumulation Units. The number of Variable Accumulation Units to be credited is determined by dividing the dollar amount allocated to the particular Variable Account Sub-Account by the Variable Accumulation Unit Value for the particular Variable Account Sub-Account for the Valuation Period during which the premium payment and/or the request for transfer is received by the Company. The amount of monthly deduction allocated to each Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the date of such deduction equal to the total amount by which the Variable Account Sub-Account is reduced.

VARIABLE ACCUMULATION UNIT VALUE. The Variable Accumulation Unit Value for each Variable Account Sub-Account was established at $10.00 for the first Valuation Period of the particular Variable Account Sub-Account. The Variable Accumulation Unit Value for the particular Variable Account Sub-Account for any subsequent Valuation Period is determined by methodology which is the mathematical equivalent of multiplying the Variable Accumulation Unit Value for the particular Variable Account Sub-Account for the immediately preceding Valuation Period by the Net Investment Factor for the particular Variable Account Sub-Account for such subsequent Valuation Period. The Variable Accumulation Unit Value for each Variable Account Sub-Account for any Valuation Period is the value determined as of the end of the particular Valuation Period and may increase, decrease or remain constant from Valuation Period to Valuation Period.


LN617                                                                         16

NET INVESTMENT FACTOR. The Net Investment Factor is an index applied to measure the investment performance of a Variable Account Sub-Account from one Valuation Period to the next. The Net Investment Factor may be greater or less than or equal to 1.0; therefore, the value of a Variable Accumulation Unit may increase, decrease or remain the same.

The Net Investment Factor for any Variable Account Sub-Account for any Valuation Period is determined by dividing (a) by (b) and then subtracting (c) from the result where:

     (a) is the net result of:

               (1) is the net asset value (as described in the prospectus for the Fund) of a Fund share held in the Variable Account Sub-Account determined as of the end of the Valuation Period, plus

               (2) the per share amount of any dividend or other distribution declared by the Fund on the shares held in the Variable Account Sub-Account if the "ex-dividend" date occurs during the Valuation Period, plus or minus

               (3) a per share credit or charge with respect to any taxes paid or reserved for by the Company during the Valuation Period which are determined by the Company to be attributable to the operation of the Variable Account Sub-Account;

     (b) is the net asset value of a Fund share held in the Variable Account Sub-Account determined as of the end of the preceding Valuation Period; and


     (c) is the asset charge factor determined by the Company for the Valuation Period to reflect the charges for assuming the mortality and expense risks.

The asset charge factor for any Valuation Period is equal to the daily asset charge factor multiplied by the number of 24-hour periods in the Valuation Period. The daily asset charge factor will be determined annually by the Company, but in no event may it exceed that specified in Schedule 2.

COST OF INSURANCE RATES. Monthly cost of insurance rates will be determined from time to time by the Company based on its expectations of future mortality. Any change in cost of insurance rates will apply to all individuals of the same class as the Insured. Under no circumstance will the cost of insurance rates ever be greater than those described in Schedule 3.

COST OF INSURANCE.   The cost of insurance for the Insured is determined on a
monthly basis. Such cost is calculated as (1), multiplied by the result of (2) minus (3), where:

1. is the cost of insurance rate as described in the "Cost of Insurance Rates" provision,

2. is the death benefit at the beginning of the certificate month, divided by 1.0032737, and

3. is the Accumulation Value at the beginning of the certificate month prior to the deduction for the monthly cost of insurance.

MONTHLY DEDUCTION. The monthly deduction for a certificate month will be calculated as Charge (1) plus Charge (2) where:

Charge (1) is the cost of insurance (as described in the "Cost of Insurance" provision) and the cost of any supplemental riders or optional benefits, and


LN617                                                                         17

Charge (2) is the Monthly Administrative Fee as described under Schedule 2.

The amount of monthly deduction will be deducted from the Fixed Account and each Variable Account Sub-Account in the same proportion that the value of each account bears to the Net Accumulation Value as of the date on which the deduction is made.

BASIS OF COMPUTATIONS. The minimum Fixed Account Value is guaranteed to be no less than that calculated based on the applicable Commissioners 1980 Standard Ordinary Mortality Table (age nearest birthday) from Schedule 3 with interest at 4% per year, compounded yearly.

All certificate values are at least equal to that required by the jurisdiction in which this certificate is delivered. A detailed statement of the method of computing values has been filed with the insurance supervisory official of that jurisdiction.

                          TRANSFER PRIVILEGE PROVISION

TRANSFER PRIVILEGE. At any time while this certificate is in effect, other than during the "Right to Examine This Certificate" period, the Certificate Owner may transfer all or part of the Variable Account Value to the Fixed Account and/or to one or more of the Variable Account Sub-Accounts then available under the certificate, and/or transfer part of the Fixed Account Value to one or more Variable Account Sub-Accounts, subject to the provisions set forth below. Transfers may be made in writing. Transfer requests must be received at the Company's Home Office prior to the time of day set forth in the prospectus and provided the NYSE is open for business, in order to be processed as of the close of business on the date the request is received; otherwise, the transfer will be processed on the next business day the NYSE is open for business.

Transfers involving Variable Account Sub-Accounts will reflect the purchase or cancellation of Variable Accumulation Units having an aggregate value equal to the dollar amount being transferred to or from a particular Variable Account Sub-Account. The purchase or cancellation of such units shall be made using Variable Accumulation Unit Values of the applicable Variable Account Sub-Account for the Valuation Period during which the transfer is effective. Transfers to the Fixed Account will earn interest as specified under the "Interest Credited Under Fixed Account" provision.

Unless otherwise changed by the Company to be less restrictive, transfers shall be subject to the following conditions: (a) Up to 12 transfers may be made during any Certificate Year without charge, however, for each transfer in excess of 12, a transfer fee as set forth in Schedule 2 will be deducted on a pro-rata basis from the Fixed Account and/or Variable Account Sub-Accounts from which the transfer is being made; (b) No partial surrender transaction fee will be imposed on transferred amounts; (c) The amount being transferred may not be less than $500 unless the entire value of the Fixed Account or a Variable Account Sub-Account is being transferred; (d) The amount being transferred may not exceed the Company's maximum amount limit then in effect; (e) Transfers among the Variable Account Sub-Accounts or from a Variable Account Sub-Account to the Fixed Account can be made at any time; (f) Transfers from the Fixed Account are subject to the "Limits on Transfers" as set forth in the Certificate Specifications; (g) Any value remaining in the Fixed Account or a Variable Account Sub-Account following a transfer may not be less than $500; (h) Transfers involving Variable Account Sub-Account(s) shall be subject to such additional terms and conditions as may be imposed by the Funds.


LN617                                                                         18

                  NONFORFEITURE AND SURRENDER VALUE PROVISIONS

SURRENDER AND SURRENDER VALUE. This certificate may be surrendered on any day during the lifetime of the Insured and before the Coverage Date, for its surrender value by returning it to the Company with a signed request for surrender in a form satisfactory to the Company. The surrender will take effect on the business day the certificate and the request are received in the Home Office. The amount payable on surrender of the certificate (i.e., the "surrender value") will be the Net Accumulation Value less any surrender charges as determined from Schedule 1.

The surrender value will be paid in cash or under an elected optional mode of settlement. Any deferment of payments will be subject to the "Deferment of Payments" provision (See "General Provisions").

Any surrender from a Variable Account Sub-Account will result in the cancellation of Variable Accumulation Units which have an aggregate value on the effective date of the surrender equal to the total amount by which the Variable Account Sub-Account is reduced. The cancellation of such units will be based on the Variable Accumulation Unit Value of the Variable Account Sub-Account determined at the close of the Valuation Period during which the surrender is effective.

INSUFFICIENT VALUE. If the surrender value, on the day preceding a Monthly Anniversary Day is insufficient to cover the monthly deduction for the month following such Monthly Anniversary Day, the certificate will terminate as provided in the "Grace Period" provision.

PARTIAL SURRENDER.   A partial surrender of this certificate may be elected on
any Valuation Day during the lifetime of the Insured and prior to the Coverage Date by submitting a written request to the Company. Such request may also be made by telephone if telephone transfers have been previously authorized in writing. The amount of each partial surrender (a) must be at least $500.00 but
(b) may not exceed 90% of the surrender value at the end of the Valuation Period during which the election becomes or would become effective.

When a partial surrender is made, the Accumulation Value is reduced by (a) the amount of the partial surrender and (b) the transaction fee as specified in
Schedule 1. Also, the death benefit will be reduced by the amount of the partial surrender. The Specified Amount remaining in force after any partial surrender may not be less than the Minimum Specified Amount shown in the Certificate Specifications.

When the partial surrender is processed, the amount of the partial surrender and the transaction fee will be deducted from the applicable Fixed Account and/or Variable Account Sub-Accounts in proportion to the then current account values provided there are sufficient account values for making the deduction(s); otherwise, the amount payable upon a partial surrender will be net of any remaining transaction fee, unless the Certificate Owner and the Company agree otherwise.

                                 LOAN PROVISIONS

CERTIFICATE LOANS. After a surrender value is available, the Company will grant a loan against the certificate provided: (a) a proper loan agreement is executed and (b) a satisfactory assignment of the certificate to the Company is made.
The loan may be for any amount up to 100% of the then current surrender value; however, the Company reserves the right to limit the amount of such loan so that total indebtedness will not exceed 90% of an amount equal to the then current Accumulation Value less surrender charge.

The amount borrowed will be paid within seven days of the Company's receipt of such request, except as the Company may be permitted to defer the payment of amounts as specified under the "Deferment of Payments" provision. (See "General Provisions.")


LN617                                                                         19

The minimum loan amount is $500. The Company reserves the right to modify this amount in the future. The Company will effect such loan from the Fixed Account and each Variable Account Sub-Account in proportion to the then current account values, unless the Certificate Owner instructs the Company otherwise.

LOAN ACCOUNT AND LOAN ACCOUNT VALUE. The amount of any loan will be transferred out of the Fixed Account and Variable Accounts Sub-Accounts as described above. Such amount will become part of the Loan Account Value. The outstanding loan balance at any time includes accrued interest on the loan.

The outstanding loan balance (i.e. Indebtedness) may be repaid at any time during the lifetime of the Insured, however, the minimum loan repayment is $100.00 or the amount of the outstanding indebtedness, if less. The Loan Account Value will be reduced by the amount of any loan repayment. Loan repayments will be allocated to the Fixed Account and each Variable Account Sub-Account in the proportion in which current Net Premium Payment(s) are being allocated, unless otherwise agreed to in writing by the Certificate Owner and the Company.

Net loan interest, which equals the difference between interest charged and interest credited on the Loan Account Value, is payable annually on each certificate anniversary or as otherwise agreed in writing by the Certificate Owner and the Company. Such loan interest amount, if not paid when due, will be transferred out of the Fixed Account and each Variable Account Sub-Account in proportion to the then current account value, unless both the Certificate Owner and the Company agree otherwise.

INTEREST RATE CHARGED ON LOAN ACCOUNT VALUE. Interest charged on the Loan Account Value will be at a rate equivalent to 8% per year, payable in arrears.

INTEREST RATE CREDITED ON LOAN ACCOUNT VALUE. The interest rate used to credit interest on the Loan Account Value may vary, but will not be less than the loan interest rate less 2% per year during Certificate Years 1 through 10 and less 1% per year thereafter. (See Certificate Specifications page for the rate in effect as of the Certificate Date).

INDEBTEDNESS. The term "indebtedness" means money which is owed on this certificate due to an outstanding loan and interest accrued thereon. A loan, whether or not repaid, will have a permanent effect on the Net Accumulation Value and on the death benefits. Any indebtedness at time of settlement will reduce the proceeds payable under the certificate. A certificate loan reduces the then current Net Accumulation Value under the certificate while repayment of a loan will cause an increase in the then current Net Accumulation Value.

If at any time the total indebtedness against the certificate, including interest accrued but not due, equals or exceeds the then current Accumulation Value less surrender charge, the certificate will thereupon terminate without value subject to the conditions in the "Grace Period" provision and a notice will be sent at least 31 days before the end of the grace period to the Certificate Owner and to assignees, if any, that this certificate will terminate unless the indebtedness is repaid.

                          INSURANCE COVERAGE PROVISIONS

EFFECTIVE DATE OF COVERAGE. The effective date of this certificate will be the Certificate Date provided the initial premium has been paid (1) while the Insured is alive and (2) prior to any change in the health and insurability of the Insured as represented in the application.

For any insurance that has been reinstated, the effective date will be the Monthly Anniversary Day that coincides with or next follows the day the application for reinstatement is approved by the Company, provided the Insured is alive on such day.

TERMINATION OF COVERAGE. All coverage under this certificate will automatically terminate upon whichever of the following occurs first:


LN617                                                                         20

1.   The Certificate Owner surrenders the certificate.

2.   The Insured dies.

3.   The certificate matures at its Coverage Date.

4. The grace period ends and the necessary premium payment has not been made prior to such time.

Any monthly deduction made after termination of coverage will not, by itself, be considered a reinstatement of the certificate nor a waiver by the Company of the termination. Any such deduction will be refunded.

DEATH BENEFIT. If the Insured dies while the certificate is in force, the Company will pay a death benefit based upon the Death Benefit Option in effect on the date of death, less (a) any indebtedness against the certificate and (b) the amount of any partial surrenders.

The Death Benefit Options available under this certificate are as follows:

  DEATH   Insured's Specified Amount includes the Accumulation Value.  The
 BENEFIT Insured's death benefit (before deduction of any indebtedness against OPTION 1 the certificate and the amount of any partial surrenders) will equal the greater of:

          (a)  the Specified Amount on the date of death, or

          (b) an amount determined by the Company equal to that required by the Internal Revenue Code to maintain this certificate as life insurance (See Schedule 4). Any amount so determined will be set forth in the annual report which the Company will send to the Certificate Owner.

  DEATH   The Insured's Specified Amount is in addition to the Accumulation
 BENEFIT Value. The Insured's death benefit (before deduction of any OPTION 2 indebtedness against the certificate and the amount of any partial surrenders) will equal the greater of:

          (a) the Specified Amount on the date of death plus the Accumulation Value on the date of death, or

          (b) an amount determined by the Company equal to that required by the Internal Revenue Code to maintain this certificate as life insurance (See Schedule 4). Any amount so determined will be set forth in the annual report which the Company will send to the Certificate Owner.

Unless the application for the certificate indicates otherwise, or a change in the death benefit option is effected as provided below, the Company will consider Death Benefit Option 1 to be the option in effect.

CHANGES IN SPECIFIED AMOUNT. Unless provided otherwise, a change in Specified Amount may be effected any time while this certificate is in force, subject to
(a) the consent of the Company and (b) the following conditions:

1. All such changes must be requested in writing on a form satisfactory to the Company and filed at the Home Office.


LN617                                                                         21

2. If a decrease in the Insured's Specified Amount is requested, the decrease will become effective on the Monthly Anniversary Day that coincides with or next follows receipt of the request provided any requirements as determined by the Company are met.

     In such event, the Company will reduce the existing Specified Amount against the most recent increase first, then against the next most recent increases successively, and finally, against insurance provided under the original application; however, the Company reserves the right to limit the amount of any decrease so that the Specified Amount will not be less than the Minimum Specified Amount shown in the Certificate Specifications.

3.   If an increase in the Insured's Specified Amount is requested:

     (a) a supplemental application must be submitted and evidence of insurability satisfactory to the Company must be furnished; and

     (b)  any other requirements as determined by the Company must be met.

     If the Company approves the request, the increase will become effective upon (i) the Monthly Anniversary Day that coincides with or next follows the date the request is approved by the Company and (ii) the deduction from the Accumulation Value (in proportion to the then current account values of the Fixed Account and/or Variable Account Sub-Accounts) of the first month's cost of insurance for the increase, provided the Insured is alive on such day.

4. If a request is made to change the death benefit from Death Benefit Option 1 to Death Benefit Option 2:

     (a) the Specified Amount will be reduced to equal the death benefit, less the Accumulation Value, as of the effective date of change; and

     (b) the effective date will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

5. If a request is made to change the death benefit from Death Benefit Option 2 to Death Benefit Option 1:

     (a) the Specified Amount will be increased to equal the death benefit as of the effective date of change; and

     (b) the effective date will be the Monthly Anniversary Day that coincides with or next follows the date of receipt of the request for change.

The Company will not allow a decrease in the amount of insurance below the minimum amount required to maintain this certificate as life insurance under the Internal Revenue Code.

RIGHT TO CONVERT. The Certificate Owner may convert this certificate to a substantially comparable flexible premium adjustable life insurance policy without evidence of insurability for an amount of insurance not exceeding the death benefit of the variable life insurance certificate on the date of conversion.

                               GENERAL PROVISIONS

THE GROUP POLICY AND THE CERTIFICATE. The group policy is an agreement between the Policyowner and the Company and this certificate is based on the group policy. The certificate (including any amendments, endorsements or rider attached thereto), and the application for the certificate (a copy of which is attached to the certificate when issued), constitute the entire certificate. All statements made in the application will be deemed representations and not warranties. No statement will be used in defense of a claim under the certificate unless it is contained in the application, and a copy of the application is attached to the certificate when issued.


LN617                                                                         22

Only the President, a Vice President, a Secretary, a Director or an Assistant Director of the Company may execute or modify this group policy or any certificate issued under it.

Both the group policy and this certificate are executed at the Company's Home Office, the mailing address of which for this certificate is CIGNA Individual Insurance, Variable Products Service Center, Routing S249, Hartford, Connecticut 06152-2249.

MODIFICATION OF CERTIFICATE. The Company reserves the right to modify this certificate to meet the requirements of applicable state and federal laws or regulations. The Company will notify the Certificate Owner in writing of any changes that bear upon the certificate.

NON-PARTICIPATION. This certificate is not entitled to share in surplus distribution.

PAYMENT OF PROCEEDS. Proceeds, as used in this certificate, means the amount payable (a) on the Coverage Date, (b) upon the surrender of this certificate before the Coverage Date, or (c) upon the death of the Insured.

The proceeds payable to the Beneficiary upon receipt of due proof of the Insured's death will be the Death Benefit as of the date of death which takes into account (a) any indebtedness against the certificate and (b) the amount of any partial surrenders (See "Death Benefit" provision). If the Insured dies during the grace period, the Company will pay the death benefit proceeds in effect immediately prior to the grace period reduced by any overdue monthly deductions.

If the certificate is surrendered before the Coverage Date, the proceeds will be the surrender value described in the "Nonforfeiture and Surrender Value Provisions" section. On the Coverage Date, the proceeds will be the Surrender Value.

The proceeds are subject to the adjustments described in the following provisions:

1.   Misstatement of Age or Sex;

2.   Incontestability;

3.   Suicide;

4.   Grace Period;

5.   Indebtedness; and

6.   Partial Surrender

When settlement is made, the Company may require return of the certificate.

DEFERMENT OF PAYMENTS. Any amounts payable as a result of loans, surrender, or partial surrenders will be paid within 7 days of the Company's receipt of such request. However, payment of amounts from the Variable Account Sub-Accounts may be postponed when the NYSE is closed or when the SEC declares an emergency. Additionally, the Company reserves the right to defer the payment of such amounts from the Fixed Account for a period not to exceed 6 months from the date written request is received by the Company; during any such deferred period, the amount payable will bear interest as required by law.

MISSTATEMENT OF AGE OR SEX. If the age or sex of the Insured is misstated, the Company will adjust all benefits to the amounts that would have been purchased for the correct age and sex.


LN617                                                                         23

SUICIDE. If the Insured commits suicide within 2 years from the Certificate Date, the death benefit will be limited to a refund of premiums paid, less (a) any indebtedness against the certificate and (b) the amount of any partial surrenders. If the Insured commits suicide within 2 years from the effective date of any increase in the Specified Amount, the death benefit payment with respect to such increase will be limited to a refund of the monthly charges for the cost of such additional insurance.

INCONTESTABILITY. Except for nonpayment of monthly deductions, this certificate will be incontestable after it has been in force during the Insured's lifetime for 2 years from its Certificate Date. This means that the Company will not use any misstatement in the application to challenge a claim or avoid liability after that time. Any increase in the Specified Amount effective after the Certificate Date will be incontestable only after such increase has been in force for 2 years during the Insured's lifetime.

The basis for contesting an increase in Specified Amount will be limited to material misrepresentations made in the supplemental application for the increase. The basis for contesting after reinstatement will be (a) limited for a period of 2 years from the date of reinstatement and (b) limited to material misrepresentations made in the reinstatement application.

ANNUAL REPORT. The Company will send a report to the Certificate Owner at least once a year without charge. The report will show the Accumulation Value as of the reporting date and the amounts deducted from or added to the Accumulation Value since the last report. The report will also show (a) the current death benefit, (b) the current certificate values, (c) premiums paid and all deductions made since the last report, (d) outstanding certificate loans, and
(e) any other information required by the Superintendent of Insurance.

PROJECTION OF BENEFITS AND VALUES. The Company will provide a projection of illustrative future death benefits and values to the Certificate Owner at any time upon written request and payment of a reasonable service fee.

CHANGE OF PLAN. Within the first 2 Certificate Years the Certificate Owner may exchange this certificate without any evidence of insurability for any one of the permanent insurance policies then being issued by the Company to the same class to which this certificate belongs. The request for the exchange must be received by the Company within 24 months from the Certificate Date. Unless otherwise agreed to between the Certificate Owner and the Company, the new policy shall have the same amount of insurance and surrender value as this certificate as of the date of exchange, its date of issue shall be the date of exchange, and the Insured's issue age under the new policy shall be the Insured's then attained age (as of the date of exchange).

CERTIFICATE CHANGES - APPLICABLE LAW. This certificate must qualify initially and continue to qualify as life insurance under the Internal Revenue Code in order for the Certificate Owner to receive the tax treatment accorded to life insurance under Federal law. Therefore, to maintain this qualification to the maximum extent permitted by law, the Company reserves the right to return any premium payments that would cause this certificate to fail to qualify as life insurance under applicable tax law as interpreted by the Company. Further, the Company reserves the right to make changes in this certificate or to make distributions from the certificate to the extent it deems necessary, in its sole discretion, to continue to qualify this certificate as life insurance. Any such changes will apply uniformly to all policies that are affected. The Certificate Owner will be given advance written notice of such changes.


LN617                                                                         24

                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY
           FLEXIBLE PREMIUM GROUP VARIABLE LIFE INSURANCE CERTIFICATE
 Variable life insurance payable in the event of death before the Coverage Date.
                  Surrender Value payable on the Coverage Date
   Flexible premiums payable to Coveratge Date or prior death of the Insured.
    Non-participating.  Investment results reflected in certificate benefits.


LN617

                         OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the certificate to which it is attached as of the Certificate Date. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the certificate.

If any income optional settlement provides for instalment payments for a given age of payee for an amount which would be the same for different periods certain, the Company will deem that an election has been made for the longest period certain for such age and amount.

While the Insured is alive, the request, including the designation of the payee, may be made by the Certificate Owner. At the time a Death Benefit becomes payable under the certificate, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the certificate cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the certificate may also be settled under any other method of settlement offered by the Company at the time of the request.

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                        /s/ Thomas G. Jones

                                             PRESIDENT


LR462                                                             LR462 (Page 1)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE
FOR EACH $1,000 APPLIED - MALE

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 10      $2.87      $2.87   $2.87    $2.87    $2.87
 11       2.89       2.89    2.89     2.88     2.88
 12       2.90       2.90    2.90     2.90     2.90
 13       2.92       2.92    2.91     2.91     2.91
 14       2.93       2.93    2.93     2.93     2.92

 15       2.95       2.95    2.95     2.94     2.94
 16       2.96       2.96    2.96     2.96     2.96
 17       2.98       2.98    2.98     2.98     2.97
 18       3.00       3.00    3.00     2.99     2.99
 19       3.02       3.02    3.01     3.01     3.01

 20       3.04       3.04    3.03     3.03     3.03
 21       3.06       3.05    3.05     3.05     3.05
 22       3.08       3.08    3.07     3.07     3.07
 23       3.10       3.10    3.09     3.09     3.09
 24       3.12       3.12    3.12     3.11     3.11

 25       3.14       3.14    3.14     3.14     3.13
 26       3.17       3.17    3.16     3.16     3.15
 27       3.19       3.19    3.19     3.19     3.18
 28       3.22       3.22    3.22     3.21     3.20
 29       3.25       3.25    3.24     3.24     3.23

 30       3.28       3.28    3.27     3.27     3.26
 31       3.31       3.31    3.30     3.30     3.29
 32       3.34       3.34    3.33     3.33     3.32
 33       3.37       3.37    3.37     3.36     3.35
 34       3.41       3.41    3.40     3.39     3.38

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 35      $3.44      $3.44   $3.44    $3.43    $3.41
 36       3.48       3.48    3.48     3.46     3.45
 37       3.52       3.52    3.52     3.50     3.48
 38       3.57       3.56    3.56     3.54     3.52
 39       3.61       3.61    3.60     3.58     3.56

 40       3.66       3.65    3.65     3.63     3.60
 41       3.71       3.70    3.69     3.67     3.64
 42       3.76       3.75    3.74     3.72     3.68
 43       3.81       3.81    3.79     3.77     3.73
 44       3.87       3.86    3.85     3.82     3.77

 45       3.93       3.92    3.90     3.87     3.82
 46       3.99       3.98    3.96     3.92     3.87
 47       4.05       4.05    4.02     3.98     3.92
 48       4.12       4.11    4.09     4.04     3.97
 49       4.19       4.18    4.15     4.10     4.03

 50       4.27       4.26    4.22     4.17     4.08
 51       4.34       4.33    4.30     4.23     4.14
 52       4.43       4.41    4.37     4.30     4.20
 53       4.51       4.50    4.45     4.37     4.26
 54       4.60       4.59    4.54     4.45     4.32

 55       4.70       4.68    4.62     4.53     4.39
 56       4.80       4.78    4.72     4.61     4.45
 57       4.91       4.89    4.82     4.69     4.51
 58       5.03       5.00    4.92     4.78     4.58
 59       5.15       5.12    5.03     4.87     4.65

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 60      $5.28      $5.25   $5.14    $4.96    $4.71
 61       5.43       5.39    5.27     5.06     4.78
 62       5.58       5.53    5.39     5.16     4.84
 63       5.74       5.69    5.53     5.26     4.90
 64       5.91       5.85    5.66     5.36     4.96

 65       6.10       6.03    5.81     5.46     5.02
 66       6.30       6.21    5.96     5.56     5.08
 67       6.51       6.41    6.12     5.66     5.13
 68       6.73       6.62    6.28     5.77     5.18
 69       6.97       6.84    6.44     5.86     5.23

 70       7.23       7.07    6.61     5.96     5.27
 71       7.51       7.32    6.79     6.05     5.31
 72       7.80       7.58    6.96     6.14     5.34
 73       8.12       7.85    7.14     6.23     5.37
 74       8.46       8.14    7.32     6.31     5.40

 75       8.82       8.45    7.50     6.38     5.42
 76       9.21       8.76    7.67     6.45     5.44
 77       9.63       9.10    7.84     6.51     5.45
 78      10.08       9.44    8.01     6.57     5.47
 79      10.56       9.80    8.17     6.62     5.48

 80      11.07      10.17    8.33     6.66     5.49
 81      11.62      10.55    8.48     6.70     5.49
 82      12.20      10.94    8.61     6.73     5.50
 83      12.82      11.33    8.74     6.76     5.50
 84      13.47      11.73    8.86     6.79     5.51

 85      14.17      12.12    8.97     6.81     5.51


LR462                                                            LR462 (Page 3)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD TABLE
FOR EACH $1,000 APPLIED - FEMALE

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 10      $2.80      $2.80   $2.80    $2.80    $2.80
 11       2.81       2.81    2.81     2.81     2.81
 12       2.82       2.82    2.82     2.82     2.82
 13       2.83       2.83    2.83     2.83     2.83
 14       2.85       2.85    2.85     2.84     2.84

 15       2.86       2.86    2.86     2.86     2.86
 16       2.87       2.87    2.87     2.87     2.87
 17       2.89       2.89    2.89     2.88     2.88
 18       2.90       2.90    2.90     2.90     2.90
 19       2.92       2.92    2.92     2.91     2.91

 20       2.93       2.93    2.93     2.93     2.93
 21       2.95       2.95    2.95     2.95     2.94
 22       2.96       2.96    2.96     2.96     2.96
 23       2.98       2.98    2.98     2.98     2.98
 24       3.00       3.00    3.00     3.00     2.99

 25       3.02       3.02    3.02     3.02     3.01
 26       3.04       3.04    3.04     3.03     3.03
 27       3.06       3.06    3.06     3.06     3.05
 28       3.08       3.08    3.08     3.08     3.07
 29       3.10       3.10    3.10     3.10     3.09

 30       3.13       3.13    3.12     3.12     3.12
 31       3.15       3.15    3.15     3.14     3.14
 32       3.18       3.18    3.17     3.17     3.16
 33       3.20       3.20    3.20     3.20     3.19
 34       3.23       3.23    3.23     3.22     3.22

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 35      $3.26      $3.26   $3.26    $3.25    $3.24
 36       3.29       3.29    3.29     3.28     3.27
 37       3.32       3.32    3.32     3.31     3.30
 38       3.35       3.35    3.35     3.34     3.33
 39       3.39       3.39    3.38     3.38     3.37

 40       3.42       3.42    3.42     3.41     3.40
 41       3.46       3.46    3.46     3.45     3.43
 42       3.50       3.50    3.50     3.49     3.47
 43       3.54       3.54    3.54     3.53     3.51
 44       3.59       3.59    3.58     3.57     3.55

 45       3.64       3.63    3.63     3.61     3.59
 46       3.68       3.68    3.67     3.66     3.63
 47       3.73       3.73    3.72     3.71     3.68
 48       3.79       3.79    3.77     3.76     3.72
 49       3.84       3.84    3.83     3.81     3.77

 50       3.90       3.90    3.89     3.86     3.82
 51       3.97       3.96    3.95     3.92     3.88
 52       4.03       4.03    4.01     3.98     3.93
 53       4.10       4.10    4.08     4.04     3.99
 54       4.18       4.17    4.15     4.11     4.04

 55       4.25       4.25    4.22     4.18     4.11
 56       4.34       4.33    4.30     4.25     4.17
 57       4.42       4.41    4.38     4.32     4.23
 58       4.52       4.51    4.47     4.40     4.30
 59       4.61       4.60    4.56     4.48     4.37

---------------------------------------------------
 Settlement age of    Number of instalments certain
 payee nearest
     birthday        60      120      180      240
---------------------------------------------------
 Age  Life Annuity
 60      $4.72      $4.70   $4.66    $4.57    $4.44
 61       4.83       4.81    4.76     4.66     4.51
 62       4.95       4.93    4.87     4.75     4.58
 63       5.08       5.05    4.98     4.85     4.65
 64       5.21       5.18    5.10     4.95     4.72

 65       5.36       5.32    5.22     5.05     4.79
 66       5.51       5.47    5.36     5.16     4.86
 67       5.67       5.63    5.50     5.26     4.93
 68       5.85       5.80    5.65     5.37     5.00
 69       6.04       5.98    5.80     5.49     5.06

 70       6.25       6.18    5.97     5.60     5.12
 71       6.47       6.39    6.14     5.71     5.18
 72       6.71       6.62    6.32     5.83     5.23
 73       6.98       6.86    6.50     5.94     5.28
 74       7.26       7.12    6.69     6.04     5.32

 75       7.57       7.40    6.89     6.14     5.35
 76       7.90       7.69    7.09     6.24     5.39
 77       8.26       8.01    7.29     6.33     5.41
 78       8.65       8.34    7.49     6.41     5.43
 79       9.08       8.70    7.69     6.49     5.45

 80       9.54       9.07    7.89     6.55     5.47
 81      10.03       9.47    8.08     6.61     5.48
 82      10.58       9.88    8.26     6.66     5.49
 83      11.16      10.31    8.43     6.70     5.49
 84      11.80      10.75    8.59     6.74     5.50

 85      12.48      11.20    8.74     6.77     5.50


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED

-----------------------------------------------------
     Number of years        Amount of each instalment
      during which
   instalments will be
          paid                Annual         Monthly
-----------------------------------------------------
          5                   $211.99        $17.91
          6                    179.22         15.14
          7                    155.83         13.16
          8                    138.31         11.68
          9                    124.69         10.53
         10                    113.82          9.61
         11                    104.93          8.86

-----------------------------------------------------
    Numbers of years       Amount of each instalment
      during which
   instalments will be
          paid                 Annual        Monthly
-----------------------------------------------------
         12                    $97.54         $8.24
         13                     91.29          7.71
         14                     85.95          7.26
         15                     81.33          6.87
         16                     77.29          6.53
         17                     73.74          6.23
         18                     70.59          5.96

-----------------------------------------------------
    Numbers of years       Amount of each instalment
      during which
   instalments will be
          paid                 Annual         Monthly
-----------------------------------------------------
         19                    $67.78         $5.73
         20                     65.26          5.51
         25                     55.76          4.71
         30                     49.53          4.18


LR462                                                             LR462 (Page 4)

                         OPTIONAL METHODS OF SETTLEMENT

This rider is made part of the certificate to which it is attached as of the Certificate Date. Upon written request, the Company will agree to pay in accordance with any one of the options shown below all or part of the net proceeds that may be payable under the certificate.

If any income optional settlement provides for instalment payments for a given age of payee for an amount which would be the same for different periods certain, the Company will deem that an election has been made for the longest period certain for such age and amount.

While the Insured is alive, the request, including the designation of the payee, may be made by the Certificate Owner. At the time a Death Benefit becomes payable under the certificate, the request, including the designation of the payee, may then be made by the Beneficiary. Once Income Payments have begun, the certificate cannot be surrendered and the payee cannot be changed, nor can the settlement option be changed.

PAYMENT DATES. The first Income Payment under the settlement option selected will become payable on the date proceeds are settled under the option. Subsequent payments will be made on the first day of each month in accordance with the manner of payment selected.

MINIMUM PAYMENT AMOUNT. The settlement option elected must result in an Income Payment at least equal to the minimum payment amount in accordance with the Company's rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval that will provide the minimum payment amount. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable.

INCOME PAYMENTS. Income Payments will remain constant pursuant to the terms of the settlement option(s) selected. The amount of each Income Payment shall be determined in accordance with the terms of the settlement option and the table(s) set forth in this rider, as applicable. The mortality table used is the 1983 Individual Annuitant Mortality (IAM) Table "a" and 3% interest. In determining the settlement amount, the settlement age of the payee will be reduced by one year when the first installment is payable during the 1990's, reduced by two years when the first installment is payable during the decade 2000-2009, and so on.

FIRST OPTION: LIFE ANNUITY. An annuity payable monthly to the payee during the lifetime of the payee, ceasing with the last payment due prior to the death of the payee.

SECOND OPTION: LIFE ANNUITY WITH CERTAIN PERIOD. An annuity providing monthly income to the payee for a fixed period of 60, 120, 180, or 240 months (as selected), and for as long thereafter as the payee shall live.

THIRD OPTION: ANNUITY CERTAIN. An amount payable monthly for the number of years selected which may be from 5 to 30 years.

FOURTH OPTION: AS A DEPOSIT AT INTEREST. The Company will retain the proceeds while the payee is alive and will pay interest annually thereon at a rate of not less than 3% per year. Upon the payee's death, the amount on deposit will be paid.

EXCESS INTEREST. At the sole discretion of the Company, excess interest may be paid or credited from time to time in addition to the payments guaranteed under any Optional Method of Settlement.

ADDITIONAL OPTIONS. Any proceeds payable under the certificate may also be settled under any other method of settlement offered by the Company at the time of the request.

                                    CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                        /s/ Thomas G. Jones

                                             PRESIDENT


LR463                                                             LR463 (Page 1)

LIFE ANNUITY AND LIFE ANNUITY WITH CERTAIN PERIOD
TABLE FOR EACH $1,000 APPLIED - UNISEX

---------------------------------------------------------
  Settlement age of       Number of instalments certain
    payee nearest
      birthday            60      120      180       240
---------------------------------------------------------
    Age   Life Annuity
    10        2.84       2.84     2.84     2.84      2.83
    11        2.85       2.85     2.85     2.85      2.85
    12        2.86       2.86     2.86     2.86      2.86
    13        2.88       2.88     2.88     2.87      2.87
    14        2.89       2.89     2.89     2.89      2.89

    15        2.91       2.90     2.90     2.90      2.90
    16        2.92       2.92     2.92     2.92      2.91
    17        2.94       2.94     2.93     2.93      2.93
    18        2.95       2.95     2.95     2.95      2.95
    19        2.97       2.97     2.97     2.96      2.96

    20        2.99       2.99     2.98     2.98      2.98
    21        3.00       3.00     3.00     3.00      3.00
    22        3.02       3.02     3.02     3.02      3.01
    23        3.04       3.04     3.04     3.04      3.03
    24        3.06       3.06     3.06     3.06      3.05

    25        3.08       3.08     3.08     3.08      3.07
    26        3.11       3.11     3.10     3.10      3.10
    27        3.13       3.13     3.13     3.12      3.12
    28        3.15       3.15     3.15     3.15      3.14
    29        3.18       3.18     3.17     3.17      3.16

    30        3.20       3.20     3.20     3.20      3.19
    31        3.23       3.23     3.23     3.22      3.22
    32        3.26       3.26     3.26     3.25      3.24
    33        3.29       3.29     3.29     3.28      3.27
    34        3.32       3.32     3.32     3.31      3.30


---------------------------------------------------------
  Settlement age of       Number of instalments certain
    payee nearest
      birthday            60      120      180       240
---------------------------------------------------------
    Age   Life Annuity
    35        3.35       3.35     3.35     3.34      3.33
    36        3.39       3.39     3.38     3.38      3.36
    37        3.42       3.42     3.42     3.41      3.40
    38        3.46       3.46     3.46     3.45      3.43
    39        3.50       3.50     3.49     3.48      3.47

    40        3.54       3.54     3.54     3.52      3.50
    41        3.59       3.59     3.58     3.56      3.54
    42        3.63       3.63     3.62     3.61      3.58
    43        3.68       3.68     3.67     3.65      3.62
    44        3.73       3.73     3.72     3.70      3.67

    45        3.78       3.78     3.77     3.74      3.71
    46        3.84       3.84     3.82     3.79      3.76
    47        3.90       3.89     3.88     3.85      3.80
    48        3.96       3.95     3.93     3.90      3.85
    49        4.02       4.02     3.99     3.96      3.91

    50        4.09       4.08     4.06     4.02      3.96
    51        4.16       4.15     4.13     4.08      4.01
    52        4.23       4.22     4.20     4.15      4.07
    53        4.31       4.30     4.27     4.21      4.13
    54        4.39       4.38     4.35     4.28      4.19

    55        4.48       4.47     4.43     4.36      4.25
    56        4.57       4.56     4.51     4.43      4.32
    57        4.67       4.65     4.60     4.51      4.38
    58        4.78       4.76     4.70     4.60      4.45
    59        4.89       4.87     4.80     4.68      4.51


---------------------------------------------------------
  Settlement age of       Number of instalments certain
   payee nearest
      birthday            60      120      180       240
---------------------------------------------------------
    Age   Life Annuity
    60        5.00       4.98     4.91     4.77      4.58
    61        5.13       5.10     5.02     4.87      4.65
    62        5.27       5.23     5.13     4.96      4.72
    63        5.41       5.37     5.26     5.06      4.79
    64        5.56       5.52     5.39     5.16      4.85

    65        5.73       5.68     5.52     5.27      4.92
    66        5.90       5.84     5.67     5.37      4.98
    67        6.09       6.02     5.82     5.48      5.04
    68        6.29       6.21     5.97     5.58      5.10
    69        6.51       6.41     6.13     5.69      5.15

    70        6.74       6.63     6.30     5.79      5.20
    71        6.99       6.86     6.47     5.90      5.25
    72        7.25       7.10     6.65     6.00      5.29
    73        7.54       7.36     6.83     6.09      5.33
    74        7.85       7.63     7.02     6.19      5.36

    75        8.19       7.92     7.21     6.27      5.39
    76        8.55       8.23     7.39     6.36      5.42
    77        8.93       8.56     7.58     6.43      5.44
    78        9.35       8.90     7.77     6.50      5.45
    79        9.80       9.26     7.95     6.56      5.47

    80       10.29       9.63     8.12     6.61      5.48
    81       10.81      10.02     8.29     6.66      5.49
    82       11.37      10.42     8.45     6.70      5.49
    83       11.98      10.83     8.60     6.74      5.50
    84       12.62      11.25     8.74     6.76      5.50

    85       13.31      11.67     8.86     6.79      5.51


ANNUITY CERTAIN TABLE FOR EACH $1,000 APPLIED

--------------------------------------------------
 Numbers of years        Amount of each instalment
   during which
instalments will be
       paid               Annual        Monthly
--------------------------------------------------
         5                $211.99       $17.91
         6                 179.22        15.14
         7                 155.83        13.16
         8                 138.31        11.68
         9                 124.69        10.53
        10                 113.82         9.61
        11                 104.93         8.86

--------------------------------------------------
  Number of years        Amount of each instalment
   during which
instalments will be
       paid                Annual        Monthly
--------------------------------------------------
        12                 $97.54        $8.24
        13                  91.29         7.71
        14                  85.95         7.26
        15                  81.33         6.87
        16                  77.29         6.53
        17                  73.74         6.23
        18                  70.59         5.96

--------------------------------------------------
  Number of years        Amount of each instalment
   during which
instalments will be
       paid                Annual        Monthly
--------------------------------------------------
        19                 $67.78        $5.73
        20                  65.26         5.51
        25                  55.76         4.71
        30                  49.53         4.18


LR463                                                            LR463 (Page 3)

                    WAIVER OF MONTHLY DEDUCTION BENEFIT RIDER

This rider is made part of the certificate to which it is attached if "Form LR464, Waiver of Monthly Deduction Benefit" is shown in the Certificate Specifications. As used in this rider the Date of Expiry is the certificate anniversary nearest to the Insured's 65th birthday.

BENEFITS. The Company will waive the monthly deductions falling due under the certificate, during the continuance of Total Disability (as defined below) provided: (a) Total Disability commences prior to the certificate anniversary nearest to the Insured's 60th birthday, (b) the Home Office is furnished due proof that the Insured has become so disabled, and (c) the Insured has remained continuously so disabled for at least 6 consecutive months.

If Total Disability commences on or after the certificate anniversary nearest to the Insured's 60th birthday but prior to the Date of Expiry, such monthly deductions falling due will be waived subject to the above due proof and continuous disability requirements.

If Total Disability commences prior to the certificate anniversary nearest to the Insured's 60th birthday and the Insured remains continuously so disabled to the certificate anniversary nearest to the Insured's 65th birthday, Total Disability will be deemed to be permanent. In such event, all such monthly deductions falling due subsequent to the certificate anniversary nearest the Insured's 65th birthday will be waived automatically as long as the Insured shall live.

All monthly deductions made which subsequently qualify for waiver will be added to the Accumulation Value in the same manner in which monthly deductions are made under the certificate.

DEFINITION OF TOTAL DISABILITY. The term "Total Disability" as used in this rider means the complete incapacity of the Insured which (a) results from bodily injury or disease beginning while the certificate and this rider are in force, and (b) during the first 24 months of disability prevents the Insured from performing the duties of the Insured's occupation for remuneration or profit and thereafter prevents the Insured from engaging in any occupation for remuneration or profit for which the Insured is qualified or may reasonably become qualified by education, training or experience.

The term "Total Disability" also means the total and irrecoverable loss of the sight of both eyes, or of the use of both hands, or both feet, or of one hand and one foot whether or not such loss prevents the Insured from engaging in any occupation or business provided, however, the cause of such loss occurs after the effective date of this rider.

RISKS NOT COVERED. The insurance under this rider does not cover disability resulting from (a) intentionally self-inflicted injury or (b) military or naval service with any country at war. "Military or naval service" includes service in any air force or branch of any country or international organization or combination of countries. "War" includes undeclared war and armed conflict involving the military, naval or air forces of any country, international organization or combination of countries.

CHANGE IN DEATH BENEFIT. The Company will not allow an increase in the Specified Amount under the certificate during the continuance of Total Disability.

Unless provided otherwise, if Death Benefit Option 1 is in effect when waiver of monthly deductions commence, the Company will automatically change it to Death Benefit Option 2. In such event, the Company will reduce the Specified Amount to equal the death benefit less the Accumulation Value of the certificate as of the date Total Disability commenced.

COST OF INSURANCE. The cost for the insurance provided by this rider will be part of the monthly deduction made under the certificate. The amount so deducted each month will be determined by multiplying the applicable Rate Factor from the table below by the sum of all the other covered monthly charges for the certificate and all riders.


LR464                                                             LR464 (Page 1)

If the Insured is in a rated premium class, the rate factor used in determining the cost for the insurance will be the Rate Factor from the table multiplied by the Risk Factor, if any, shown in the Certificate Specifications.

          ------------------------------------------------------------
          ------------------------------------------------------------
                      ATTAINED
                         AGE         MALE RATE      FEMALE RATE
                 (NEAREST BIRTHDAY)    FACTOR          FACTOR
          ------------------------------------------------------------
                         5-24          .0270           .0315
                        25-39          .0300           .0350
                        40-44          .0300           .0425
                        45-49          .0350           .0500
                        50-54          .0500           .0600
                         55            .0650           .0800
                         56            .0750           .0900
                         57            .0850           .1000
                         58            .0950           .1100
                         59            .1050           .1200
                         60            .0750           .0900
                         61            .0700           .0850
                         62            .0650           .0800
                         63            .0500           .0600
                         64            .0200           .0300
          ------------------------------------------------------------
          ------------------------------------------------------------

WRITTEN NOTICE AND PROOF OF CLAIM. Written notice of claim and due proof of Total Disability must be given to the Company at the Home Office (a) while the Insured is alive and during the continuance of Total Disability.

Failure to give such timely notice and proof will not, however, invalidate or diminish any claim if it is shown that such notice and proof were given as soon as was reasonably possible.

PROOF OF CONTINUATION OF TOTAL DISABILITY. While the Insured is disabled, the Company may require proof of the continuance of Total Disability and may require the Insured to be examined at reasonable intervals by a physician other than the Insured. The Company may not, however, require such proof more often than once a year if at least 2 years have elapsed since the approval of the claim. If such proof is not furnished or if the Insured fails to submit to such examination no further monthly deductions will be waived.

RECOVERY FROM DISABILITY. If and when the Insured has recovered from Total Disability, no further monthly deductions will be waived. Monthly deductions becoming due after such recovery will be made in accordance with the terms of the certificate.

TERMINATION. This rider and all insurance provided under it will terminate automatically upon whichever of the following occurs first: (a) the Date of Expiry, except with respect to benefits accruing during the continuance of any then existing Total Disability for which the Company has received due proof as required, (b) nonpayment of a premium within the grace period as specified in the certificate, (c) the date the certificate matures or is continued in force under a settlement option, or (d) surrender or other termination of the certificate. If, however, the certificate is reinstated prior to the Date of Expiry, this rider will likewise be reinstated.

Upon written request and the return of the certificate for endorsement, this rider may be terminated as of any Monthly Anniversary Day. In such event, subsequent monthly deductions will be reduced accordingly.

Any termination of the coverage provided by this rider would be without prejudice to any claim beginning while this rider was in effect.


LR464                                                             LR464 (Page 2)

INCONTESTABILITY. Except for nonpayment of monthly deductions, this rider will be incontestable after it has been in force during the Insured's lifetime and without the occurrence of Total Disability (a) for 2 years from its date of issue, or (b) with respect to any requested increase in Specified Amount under the certificate, for 2 years from the date of such increase.

CONSIDERATION. The consideration for the Waiver of Monthly Deductions Benefit is the application for this benefit, a copy of which is attached to and made a part of the certificate, and the payment of the additional cost for this benefit.

EFFECTIVE DATE. This rider becomes effective as of its date of issue which is the Certificate Date unless a later date is shown in the Certificate Specifications.


                                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                        /s/ Thomas G. Jones

                                             PRESIDENT


LR464                                                             LR464 (Page 3)

                    WAIVER OF MONTHLY DEDUCTION BENEFIT RIDER

This rider is made part of the certificate to which it is attached if "Form LR465, Waiver of Monthly Deduction Benefit" is shown in the Certificate Specifications. As used in this rider the Date of Expiry is the certificate anniversary nearest to the Insured's 65th birthday.

BENEFITS. The Company will waive the monthly deductions falling due under the certificate, during the continuance of Total Disability (as defined below) provided: (a) Total Disability commences prior to the certificate anniversary nearest to the Insured's 60th birthday, (b) the Home Office is furnished due proof that the Insured has become so disabled, and (c) the Insured has remained continuously so disabled for at least 6 consecutive months.

If Total Disability commences on or after the certificate anniversary nearest to the Insured's 60th birthday but prior to the Date of Expiry, such monthly deductions falling due will be waived subject to the above due proof and continuous disability requirements.

If Total Disability commences prior to the certificate anniversary nearest to the Insured's 60th birthday and the Insured remains continuously so disabled to the certificate anniversary nearest to the Insured's 65th birthday, Total Disability will be deemed to be permanent. In such event, all such monthly deductions falling due subsequent to the certificate anniversary nearest the Insured's 65th birthday will be waived automatically as long as the Insured shall live.

All monthly deductions made which subsequently qualify for waiver will be added to the Accumulation Value in the same manner in which monthly deductions are made under the certificate.

DEFINITION OF TOTAL DISABILITY. The term "Total Disability" as used in this rider means the complete incapacity of the Insured which (a) results from bodily injury or disease beginning while the certificate and this rider are in force, and (b) during the first 24 months of disability prevents the Insured from performing the duties of the Insured's occupation for remuneration or profit and thereafter prevents the Insured from engaging in any occupation for remuneration or profit for which the Insured is qualified or may reasonably become qualified by education, training or experience.

The term "Total Disability" also means the total and irrecoverable loss of the sight of both eyes, or of the use of both hands, or both feet, or of one hand and one foot whether or not such loss prevents the Insured from engaging in any occupation or business provided, however, the cause of such loss occurs after the effective date of this rider.

RISKS NOT COVERED. The insurance under this rider does not cover disability resulting from (a) intentionally self-inflicted injury or (b) military or naval service with any country at war. "Military or naval service" includes service in any air force or branch of any country or international organization or combination of countries. "War" includes undeclared war and armed conflict involving the military, naval or air forces of any country, international organization or combination of countries.

CHANGE IN DEATH BENEFIT. The Company will not allow an increase in the Specified Amount under the certificate during the continuance of Total Disability.

Unless provided otherwise, if Death Benefit Option 1 is in effect when waiver of monthly deductions commence, the Company will automatically change it to Death Benefit Option 2. In such event, the Company will reduce the Specified Amount to equal the death benefit less the Accumulation Value of the certificate as of the date Total Disability commenced.

COST OF INSURANCE. The cost for the insurance provided by this rider will be part of the monthly deduction made under the certificate. The amount so deducted each month will be determined by multiplying the applicable Rate Factor from the table below by the sum of all the other covered monthly charges for the certificate and all riders.


LR465                                                             LR465 (Page 1)

If the Insured is in a rated premium class, the rate factor used in determining the cost for the insurance will be the Rate Factor from the table multiplied by the Risk Factor, if any, shown in the Certificate Specifications.

                         --------------------------------
                         --------------------------------
                              ATTAINED
                                 AGE            RATE
                              (NEAREST        FACTOR
                              BIRTHDAY)
                         --------------------------------
                                 5-24          .0270
                                25-39          .0300
                                40-44          .0300
                                45-49          .0350
                                50-54          .0500
                                 55            .0650
                                 56            .0750
                                 57            .0850
                                 58            .0950
                                 59            .1050
                                 60            .0750
                                 61            .0700
                                 62            .0650
                                 63            .0500
                                 64            .0200
                         --------------------------------
                         --------------------------------

WRITTEN NOTICE AND PROOF OF CLAIM. Written notice of claim and due proof of Total Disability must be given to the Company at the Home Office (a) while the Insured is alive and during the continuance of Total Disability.

Failure to give such timely notice and proof will not, however, invalidate or diminish any claim if it is shown that such notice and proof were given as soon as was reasonably possible.

PROOF OF CONTINUATION OF TOTAL DISABILITY. While the Insured is disabled, the Company may require proof of the continuance of Total Disability and may require the Insured to be examined at reasonable intervals by a physician other than the Insured. The Company may not, however, require such proof more often than once a year if at least 2 years have elapsed since the approval of the claim. If such proof is not furnished or if the Insured fails to submit to such examination no further monthly deductions will be waived.

RECOVERY FROM DISABILITY. If and when the Insured has recovered from Total Disability, no further monthly deductions will be waived. Monthly deductions becoming due after such recovery will be made in accordance with the terms of the certificate.

TERMINATION. This rider and all insurance provided under it will terminate automatically upon whichever of the following occurs first: (a) the Date of Expiry, except with respect to benefits accruing during the continuance of any then existing Total Disability for which the Company has received due proof as required, (b) nonpayment of a premium within the grace period as specified in the certificate, (c) the date the certificate matures or is continued in force under a settlement option, or (d) surrender or other termination of the certificate. If, however, the certificate is reinstated prior to the Date of Expiry, this rider will likewise be reinstated.

Upon written request and the return of the certificate for endorsement, this rider may be terminated as of any Monthly Anniversary Day. In such event, subsequent monthly deductions will be reduced accordingly.

Any termination of the coverage provided by this rider would be without prejudice to any claim beginning while this rider was in effect.


LR465                                                             LR465 (Page 2)

INCONTESTABILITY. Except for nonpayment of monthly deductions, this rider will be incontestable after it has been in force during the Insured's lifetime and without the occurrence of Total Disability (a) for 2 years from its date of issue, or (b) with respect to any requested increase in Specified Amount under the certificate, for 2 years from the date of such increase.

CONSIDERATION. The consideration for the Waiver of Monthly Deductions Benefit is the application for this benefit, a copy of which is attached to and made a part of the certificate, and the payment of the additional cost for this benefit.

EFFECTIVE DATE. This rider becomes effective as of its date of issue which is the Certificate Date unless a later date is shown in the Certificate Specifications.


                                   CONNECTICUT GENERAL LIFE INSURANCE COMPANY


                                        /s/ Thomas G. Jones

                                             PRESIDENT


LR465                                                             LR465 (Page 3)